EXHIBIT 4.7


                       FIFTH AMENDMENT AND COMPLETE

                            RESTATEMENT OF THE

                           SIMON DEBARTOLO GROUP

                           AND ADOPTING ENTITIES

                           MATCHING SAVINGS PLAN

                  (AS AMENDED AND RESTATED APRIL 1, 1997)

                             TABLE OF CONTENTS

                                                                       PAGE


ARTICLE I ESTABLISHMENT OF THE PLAN
   1.1. Effective Date
   1.2. Legal Requirements

ARTICLE II DEFINITIONS
   2.1. Actual Deferral Percentage
   2.2. Administrator
   2.3. After-Tax Contributions
   2.4. Annual Additions
   2.5. Appropriate Form
   2.6. Approved Absence
   2.7. Before-Tax Contributions
   2.8. Committee
   2.9. Company
   2.10. Company Matched Contribution Percentage
   2.11. Company Matched Contributions
   2.12. Compensation
   2.13. Compensation Redirection Agreement
   2.14. Compensation Redirection Percentage
   2.15. Defined Benefit Fraction
   2.16. Defined Contribution Fraction
   2.17. Employee
   2.18. Employer
   2.19. Enrollment Date
   2.20. Forfeiture Suspense Account
   2.21. Group
   2.22. Highly Compensated Participant
   2.23. Hour of Service
   2.24. One Year Break in Service
   2.25. Participant
   2.26. Participant Account
   2.27. Period of Separation
   2.28. Period of Service
   2.29. Period of Severance
   2.30. Plan
   2.31. Plan Year
   2.32. Retirement Plan
   2.33. Section 415 Compensation
   2.34. Severance
   2.35. Spouse
   2.36. Testing Compensation
   2.37. Top Paid Group
   2.38. Total Disability
   2.39. Trust Agreement
   2.40. Trustee
   2.41. Trust Fund
   2.42. Valuation Date
   2.43. Years of Service
   2.44. DPMI
   2.45. DPMI Plan
   2.46. Profit-Sharing Contribution
   2.47. Prior Year's Non-Highly Compensated Participant
   2.48. Current Year ACP Method
   2.49. Current Year ADP Method
   2.50. Prior Year ACP Method
   2.51. Prior Year ADP Method

ARTICLE III ELIGIBILITY
   3.1. Requirements for Eligibility
   3.2. Commencement of Participation
   3.3. Method of Becoming a Participant
   3.4. Re-employment
   3.5. Loss of Eligibility
   3.6. Transition Rule for DPMI Employees

ARTICLE IV COMPENSATION REDIRECTION
   4.1. Compensation Redirection Agreement
   4.2. Change in Compensation Redirection Percentage
   4.3. Revocation of Compensation Redirection Agreement
   4.4. No Make-Up of Before-Tax Contributions
   4.5. Remittance of Before-Tax Contributions and
        After-Tax Contributions

ARTICLE V CONTRIBUTIONS
   5.1. Amount of Company Contributions
   5.2. Company Matched Contributions
   5.3. Remittance of Company Contributions
   5.4. Maximum Annual Additions
   5.5. Return of Company Contributions
   5.6. Return of Before-Tax Contributions
   5.7. Return of Company Matched Contributions and After-Tax Contributions
   5.8. Maximum Before-Tax Contributions
   5.9. Plan Priority of Excess Contributions
   5.10. Investment Fund Priority of Excess Contributions
   5.11. After-Tax Contributions
   5.12. Discretionary Profit-Sharing Contribution
   5.13. Contribution of Vacation Pay

ARTICLE VI INVESTMENT OF CONTRIBUTIONS
   6.1. Investment of Contributions
   6.2. Change of Investment Election
   6.3. Conversion of Investments

   6.4. Special Rules for Investments in Fund 7
   6.5. Transition Rules

ARTICLE VII PARTICIPANT ACCOUNTS
   7.1. Maintenance of Participant Accounts
   7.2. Valuation of Participant Accounts
   7.3. Nature of Participant's Interest in Trust Fund

ARTICLE VIII VESTING
   8.1. Before-Tax Contributions Subaccount,
        After-Tax Contributions Subaccount and
        Retirement Plan Subaccount
   8.2. Company Matched Contributions Subaccounts and Profit-Sharing Contributions Subaccount
   8.3. Forfeitures
   8.4. Additional Rules Regarding Vested Interest in Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount
   8.5. Non-Forfeiture of Protected Benefits

ARTICLE IX LOANS
   9.1. Availability of Loans
   9.2. Restrictions on Loans
   9.3. Additional Loan Rules
   9.4. Accounting for Loans
   9.5. Temporary Suspension of Loans

ARTICLE X RETIREMENT
   10.1. Retirement Date
   10.2. Late Retirement
   10.3. Benefit at Retirement

ARTICLE XI SEVERANCE
   11.1. Severance Benefits

ARTICLE XII TOTAL DISABILITY
   12.1. Total Disability Benefits

ARTICLE XIII DEATH
   13.1. Death Before Payment of Plan Benefits Has Been Made
   13.2. Beneficiary Designation

ARTICLE XIV  PAYMENT OF BENEFITS
   14.1. Standard Method of Distribution upon
        Termination of Employment or Retirement
   14.2. Optional Methods of Distributions and
        Notice Regarding Qualified Joint and
        Survivor Annuity
   14.3. Incapacity
   14.4. Identity of Payee
   14.5. Deadline for Payment of Benefits
   14.6. Distribution Upon Death Prior to
        Commencement of Benefits
   14.7. Restrictions on Distributions
   14.8. Installment Distributions
   14.9. Disclaimer by Surviving Spouse or Other Beneficiary
   14.10. Distribution of Small Account(s)
   14.11. Suspension of Distributions

ARTICLE XV CLAIMS
   15.1. Procedure

ARTICLE XVI  ADMINISTRATION OF PLAN
   16.1. Administration by the Committee
   16.2. Delegation of Duties
   16.3. Recordation of Actions
   16.4. Duties of Committee
   16.5. Indemnification
   16.6. Communications to Trustee
   16.7. Additional Rights of Committee
   16.8. Compliance with Law
   16.9. Waiver of Time Deadlines
   16.10. Limitations on Responsibilities of Fiduciaries

ARTICLE XVII DUTIES OF THE TRUSTEE
   17.1. General Provisions
   17.2. Trust Agreement
   17.3. Delegation of Duties
   17.4. Records
   17.5. Participant's Representatives

ARTICLE XVIII MISCELLANEOUS
   18.1. Payment of Expenses
   18.2. Forms
   18.3. No Right of Employment
   18.4. Construction
   18.5. Copies of Documents
   18.6. Jurisdiction
   18.7. Nonalienation of Benefits
   18.8. Non-Diversion
   18.9. Extra-Ordinary Expenses
   18.10. Rehire after Military Service

ARTICLE XIX  AMENDMENT, TERMINATION OR MERGER
   19.1. Right to Amend or Terminate
   19.2. Distribution upon Termination
   19.3. Plan Merger or Consolidation

ARTICLE XX TEFRA TOP-HEAVY RULES
   20.1. Application
   20.2. Determination
   20.3. Accrued Benefits
   20.4. Vesting Provisions
   20.5. Minimum Contribution
   20.6. Code Section 415 Limitations

ARTICLE XXI  TRANSFER OF ASSETS TO OR FROM OTHER PLANS
   21.1. Application
   21.2. Definitions
   21.3. Direct Transfers From Other Plans
   21.4. Rollover Transfers
   21.5. Rules With Respect to Plan-to-Plan
        Transfers and Rollovers

ARTICLE XXII PARTICIPATION IN PLAN BY PARENT, SUBSIDIARIES OR AFFILIATES
   22.1. Additional Participation
   22.2. Cessation of Participation

                         SIMON DEBARTOLO GROUP AND
                  ADOPTING ENTITIES MATCHING SAVINGS PLAN
                  (AS AMENDED AND RESTATED APRIL 1, 1997)



     The purpose of the Plan is to assist eligible employees of the Company, and certain of its affiliates to provide additional security for their retirement. The Plan initially became effective January 1, 1989, was subsequently amended by the First Amendment hereto effective January 1, 1991, by the Second Amendment hereto effective July 1, 1993, by the Third Amendment hereto effective October 1, 1993 and by the Fourth Amendment hereto and Restatement hereof effective January 1, 1994. This Plan is a continuation of (and was formerly known as) the Simon Property Group and Adopting Entities Matching Savings Plan, which was a continuation of (and was formerly known as)the Melvin Simon & Associates, Inc. and Adopting Entities Matchings Savings Plan.

     Effective January 1, 1994, the Simon Property Group and Adopting Entities Retirement Plan, formerly known as the Melvin Simon & Associates, Inc. and Adopting Entities Retirement Plan, (the "Retirement Plan") was merged into this Plan, the assets and liabilities of the Retirement Plan were transferred to this Plan, and the participants in the Retirement Plan became participants in this Plan to the extent they were not already participants in this Plan. Notwithstanding any other provision of this Plan to the contrary and to the extent required by Section 411(d)(6) of the Code, no early retirement benefit, retirement-type subsidy or optional form of benefit shall be eliminated with respect to a Retirement Plan participant's interest in the Retirement Plan as a result of the merger.

     The provisions of this Plan shall apply to persons who were participants in the Retirement Plan on December 31, 1993 only if their employment with the Employers is terminated on or after January 1, 1994 or if they were otherwise eligible to participate in this Plan on or after January 1, 1994. The rights and benefits, if any, of persons who were participants in the Retirement Plan on or before December 31, 1993 and who terminated their employment with the Employers before January 1, 1994 shall be determined solely under the Retirement Plan.

     Effective April 1, 1997, the DPMI Plan has been merged into this Plan, the assets and liabilities of the DPMI Plan have been transferred to this Plan, and the participants in the DPMI Plan have become participants in this Plan to the extent they were not already participants in this Plan. Notwithstanding any other provision of this Plan to the contrary and to the extent required by Section 411(d) (6) of the Code, no early retirement benefit, retirement-type subsidy or optional form of benefit shall be eliminated with respect to a DPMI Plan participant's accrued benefit or other interest in the DPMI Plan as a result of the merger.

     The provisions of this Plan shall apply to persons who were participants in the DPMI Plan on March 31, 1997 only if their employment with the Employers is terminated on or after April 1, 1997 or if they are otherwise eligible to participate in this Plan on or after April 1, 1997. The rights and benefits, if any, of persons who were participants in the DPMI Plan on or before March 31, 1996 and who terminated their employment with the Employers before April 1, 1997 shall be determined solely under the DPMI Plan.

     It is intended that the Plan and the Trust Agreement that is part of the Plan meet the requirements of the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended and regulations promulgated thereunder, ("ERISA") and be qualified and exempt as a profit sharing plan with a cash or deferred arrangement under Section 401(a),
Section 401(k) and Section 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended and regulations promulgated thereunder (the "Code").

     It is further declared to be the express purpose and intention of the Plan that, except as otherwise provided by ERISA, no liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Company or of the Group or of any representatives appointed hereunder by the Company under or by reason of any of the terms and conditions of the Plan. Neither the establishment and maintenance of the Plan nor any provision or amendment thereof nor any act or omission under or resulting from the operation of the Plan shall be construed:

          (a) as conferring upon any Employee, Participant, Spouse, beneficiary or any other person, firm, corporation or association, any legal or equitable right or claim against the Administrator, against the Committee, against the Company, against any member of the Group or against the Trustee, except to the extent that such right or claim shall be specifically and expressly provided in the Plan or provided by law, nor against any shareholder, officer, employee, agent or director of the Company or any member of the Group. Any and all such rights and claims, whether arising by common law or in equity or created by statute, are hereby expressly waived and released to the fullest extent permitted by law by every Employee on behalf of himself, his Spouse or other beneficiary and any and all other persons who might claim through him as a condition of and as a part of the consideration for the contributions made by the Employers under the Plan and for the receipt of benefits hereunder;

          (b) as an agreement, consideration or inducement of employment or as affecting in any manner the rights or obligations of the Company or of any Employee to continue or to terminate the employment relationship at any time; or

          (c) as creating any responsibility or liability of the Administrator, of any member of the Committee, of the Company, of the Group or of the Trustee for the validity or effect of the Plan or of any investment at any time included in the Trust Fund.

                                 ARTICLE I

                         ESTABLISHMENT OF THE PLAN



     1.1.  EFFECTIVE DATE.  The Plan was initially effective  as of January
1,   1989.   Except  as  otherwise  provided  herein,  this  amendment  and restatement is effective as of April 1, 1997.

     1.2. LEGAL REQUIREMENTS. The establishment of the Plan was contingent upon the receipt by the Company of a written determination by the Internal Revenue Service that the Plan and the Trust Agreement initially qualified under Section 401(a), under Section 401(k) and under
Section 501(a) of the Code.

                                ARTICLE II

                                DEFINITIONS



     2.1. ACTUAL DEFERRAL PERCENTAGE means for each Plan Year the average of the ratios (calculated separately for each Participant) of:

          (a) the Before-Tax Contributions of each such Participant for that Plan Year; to

          (b) that Participant's Testing Compensation for that Plan Year; PROVIDED, HOWEVER, that any Testing Compensation received by an Employee before the first Enrollment Date following his satisfaction of the requirements for eligibility set forth in Section 3.1 may be disregarded;

PROVIDED, HOWEVER, that if a Highly Compensated Participant also participates in another tax qualified retirement plan with a salary deferral feature maintained by the Group under Section 401(a) and Section 401(k) of the Code, his Actual Deferral Percentage shall be determined as if all such tax qualified retirement plans with a salary deferral feature were a single plan.

     2.2.    ADMINISTRATOR   means  the  Company.   The  Administrator  has
delegated   responsibility   for   the    administration,   operation   and
interpretation of the Plan to the Committee.

     2.3. AFTER-TAX CONTRIBUTIONS mean the voluntary contributions made by a Participant through payroll deductions pursuant to Section 5.11 that are not deductible for federal income tax purposes.

     2.4. ANNUAL ADDITIONS mean, with respect to any Participant for any Plan Year and with respect to the Plan and to all other tax qualified defined contribution plans maintained by the Group, the sum of:

          (a) Company contributions, including Before-Tax Contributions and forfeitures, if applicable, credited to his Participant Account for that Plan Year under the Plan;

          (b) the amount of that Participant's After-Tax Contributions, if any;

          (c) amounts allocated under a tax qualified defined contribution plan to an individual medical account as then defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Group; and

          (d) amounts derived from contributions to a tax qualified defined contribution plan which are attributable to post-retirement medical benefits allocated to the separate account of a key employee as then defined in Section 419A(d)(3) of the Code under a welfare benefit fund as then defined in Section 419(e) of the Code maintained by the Group.

     2.5. APPROPRIATE FORM means the form prescribed by the Committee for purposes of any specific request or authorization under the Plan, and shall also include the giving of telephonic instructions where authorized by the Committee.

     2.6. APPROVED ABSENCE means an Employee's period of absence occurring by reason of the following events:

          (a) service in the Armed Forces of the United States; PROVIDED, HOWEVER, that the Employee has reemployment rights under applicable laws and complies with the requirements of such laws and is reemployed by the Group;

          (b) an approved leave of absence for medical or disability reasons granted to an Employee pursuant to his Employer's established personnel rules and policies;

          (c) any other approved leave of absence; PROVIDED, HOWEVER, that no such leave of absence shall be approved for more than six (6) months in the aggregate; or

          (d) in the case of an Employee who is absent from work for maternity or paternity reasons, the consecutive twenty-four (24) month period beginning on the first date of such absence; PROVIDED, HOWEVER, that such twenty-four (24) month period shall not constitute a break in his Period of Service; PROVIDED, FURTHER, that an absence from work for maternity or paternity reasons shall mean an absence:

               (i)  by reason of pregnancy of that Employee,

              (ii) by reason of the birth of a child of that Employee,

             (iii) by reason of the placement of a child with that Employee in connection with the adoption of that child by that Employee, or

               (iv) for purposes of caring for a child for a period beginning immediately following such birth or placement.

     2.7. BEFORE-TAX CONTRIBUTIONS means the amount of redirection of a Participant's Compensation resulting from a Compensation Redirection Agreement between a Participant and an Employer pursuant to Section 4.1, PLUS, solely for purposes of applying Section 5.6, any Company Matched Contributions that are recharacterized, consistent with the requirements of the Code, as Before-Tax Contributions, MINUS, solely for purposes of applying Section 5.6, any Before-Tax Contributions that are recharacterized, consistent with the requirements of the Code, as Company Matched Contributions. The Committee shall have the authority to recharacterize Before-Tax Contributions under the preceding sentence. Before-Tax Contributions and Company Matched Contributions recharacterized as Before-Tax Contributions shall be fully vested and nonforfeitable at all times.

     2.8. COMMITTEE means the administrative committee appointed by the Company and to whom the duties and responsibilities for administration of this Plan have been delegated by the Administrator. Unless the delegation of authority to the Committee has otherwise been limited in writing by the Company, all references in this Plan to the Administrator shall include the Committee as though the Committee were the Administrator.

     The Committee shall consist of from three (3) to five (5) members who may but need not be Participants or directors, officers, shareholders or Employees of the Employers. The member of the Committee shall serve at the pleasure of the Company, and any or all members may be removed by the Company at any time, with or without cause or notice. Upon the death, resignation, removal or inability to serve (as determined by the Company, in its sole discretion) of any member of the Committee, as now or hereafter constituted, the Company shall name the successor of such member.

     Promptly after appointment of the Committee and after each change in membership of the Committee, the Company shall give written notice to the Trustee of the names of the members of the Committee. The Trustee shall not be deemed to be on notice of any change in membership of the Committee unless so notified. Participants shall receive notice of the Committee membership changes within a reasonable time thereafter. Notice may be given in any manner reasonably calculated to reach the majority of the Participants.

     The Committee shall act by agreement of a majority of its members either by vote at a meeting or in writing without a meeting. By such action, it may authorize one or more of its members to execute documents on behalf of the Committee, and the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked or changed by the Committee. A member of the Committee who is also a Participant shall not vote or act upon any matter solely affecting any of his benefits under the Plan. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Company's board of directors.

     2.9. COMPANY means Simon Property Group, L.P., a Delaware limited partnership; PROVIDED, HOWEVER, that effective as of the date Simon Property Group, L.P. is merged into Simon DeBartolo Group, L.P., a Delaware limited partnership, COMPANY shall mean Simon DeBartolo Group, L.P., as successor to Simon Property Group, L.P.

     2.10. COMPANY MATCHED CONTRIBUTION PERCENTAGE means for each Plan Year the average of the ratios (calculated separately for each Participant) of:

          (a) the Company Matched Contributions and After-Tax Contributions allocated to each such Participant for that Plan Year; to

          (b) that Participant's Testing Compensation for that Plan Year; PROVIDED, HOWEVER, that any Testing Compensation received by an Employee before the first Enrollment Date following his satisfaction of the requirements for eligibility set forth in Section 3.1 may be disregarded;

PROVIDED, HOWEVER, that if a Highly Compensated Participant also participates in another tax qualified retirement plan maintained by the Group that provides for Employer matching contributions or voluntary employee after-tax contributions, that Highly Compensated Participant's Company Matched Contribution Percentage shall be determined as if all such tax qualified retirement plans were a single plan.

     2.11. COMPANY MATCHED CONTRIBUTIONS means the matching contributions made by the Company under Section 5.2, PLUS, solely for purposes of applying Section 5.7, any Before-Tax Contributions that are recharacterized, consistent with the requirements of the Code, as Company Matched Contributions, MINUS, solely for purposes of applying Section 5.7, any Company Matched Contributions that are recharacterized, consistent with the requirements of the Code, as Before-Tax Contributions. The Committee shall have the sole authority to recharacterize Company Matched Contributions under the preceding sentence.

     2.12. COMPENSATION means the taxable earnings received by an Employee from an Employer during a Plan Year that would be reported by the Employer on Treasury Form W-2 for federal income tax purposes, (including any overtime, bonuses or commissions), excluding any geographical cost-of-living differentials and severance payments, as increased by taxable wages received from third parties as sick pay, any amounts contributed to the Plan pursuant to a Compensation Redirection Agreement under Section 4.1 and by any amount of elective contributions that are not includible in that Employee's gross income under Section 125 of the Code. For Plan Years beginning on or after January 1, 1997, Compensation shall exclude income recognized by an Employee from the grant or exercise of stock options or the award of or lapse of restrictions with respect to restricted stock. Compensation in excess of one hundred fifty thousand dollars ($150,000), as automatically adjusted pursuant to Section 401(a)(17)(B) and Section 415(d) of the Code without the necessity of any amendment to the Plan, shall be disregarded; PROVIDED, HOWEVER, that, for Plan Years beginning before January 1, 1997, to the extent a Highly Compensated Participant had Family Members (as such term is defined in Section 2.22 of this Plan) that were required to be aggregated with him under Sections 401(a)(17) and 414(g)(6) of the Code, this Compensation limit was allocated among the Family Members in proportion to each Family Member's Compensation before application of this limit; PROVIDED, FURTHER, that for purposes of the preceding clause, the only Family Members required to be aggregated with a Participant were his Spouse and his lineal descendants who had not reached age nineteen
(19); PROVIDED, FURTHER, that for Plan Years beginning before January 1, 1994, the Compensation limit prescribed in this sentence was two hundred thousand dollars ($200,000), as automatically adjusted pursuant to Section 415(b)(1)(A) and (d)(1) of the Code.

     2.13. COMPENSATION REDIRECTION AGREEMENT means the agreement between a Participant and an Employer in which that Participant designates the percentage of his Compensation to be contributed to the Plan as a Before-Tax Contribution.

     2.14. COMPENSATION REDIRECTION PERCENTAGE means the percentage redirection in a Participant's Compensation resulting from the Compensation Redirection Agreement between a Participant and an Employer pursuant to
Section 4.1.

     2.15.  DEFINED BENEFIT FRACTION means for any Plan Year a fraction:

          (a) the numerator of which is the projected annual benefit of a Participant under all tax qualified defined benefit plans of the Group (determined as of the last calendar day of that Plan Year); and

          (b) the denominator of which is the lesser of:

               (i) the product of one and twenty-five one hundredths (1.25) multiplied by ninety thousand dollars ($90,000), as automatically adjusted pursuant to Section 415(b)(1)(A) and to Section 415(d)(1) of the Code without the necessity of any amendment to the Plan; or

              (ii) the product of one and four tenths (1.4) multiplied by one hundred percent (100%) of that Participant's average Section 415 Compensation for his three (3) consecutive Plan Years that produce the highest average.

     2.16. DEFINED CONTRIBUTION FRACTION means for any Plan Year a fraction:

          (a) the numerator of which is the sum of the Annual Additions to a Participant's accounts under all tax qualified defined contribution plans of the Group (determined as of the last calendar day of that Plan Year); and

          (b) the denominator of which is the sum of the lesser of the following amounts determined for that Plan Year and for each prior Plan Year during the Participant's Period of Service with the Group:

               (i) the product of one and twenty-five one hundredths (1.25) multiplied by thirty thousand dollars ($30,000) or, if greater, one fourth ( 1/4 th) of the dollar limitation in effect for that Plan Year under Section 415(b)(1)(A) of the Code; or

               (ii) the product of one and four tenths (1.4) multiplied by twenty-five percent (25%) of that Participant's Section 415 Compensation for that Plan Year.

     2.17. EMPLOYEE means any employee of an Employer; PROVIDED, HOWEVER, that neither Melvin Simon, Herbert Simon, nor Fred Simon shall be an "Employee" who is eligible to participate in the Plan; PROVIDED, FURTHER, that a member of a collective bargaining unit with which an Employer negotiates in good faith regarding retirement benefits shall not be an "Employee" who is eligible to participate in the Plan unless pursuant to a collective bargaining agreement with that Employer the members of such bargaining unit are to be covered by the Plan.

     EMPLOYEE shall also include any individual deemed to be a leased employee (as defined below) of the Group but only to the extent then required by the Code. For purposes of this Plan, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and, with respect to Plan Years beginning on or after January 1, 1997, such services are performed under the primary direction or control by the recipient employer; PROVIDED, HOWEVER, that a leased employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, immediate participation and full and immediate vesting and
(b) leased employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated workforce; PROVIDED, FURTHER, that for Plan Years beginning before January 1, 1997, such services were required to be of a type historically performed by employees in the business field of the recipient employer.

     A leased employee within the meaning of Section 414(n)(2) of the Code shall become a Participant in the Plan based on service as a leased employee only as provided in provisions of the Plan other than this Section
2.17. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

     2.18. EMPLOYER means the Company and any related entity that has adopted this Plan pursuant to Section 22.1 of this Plan.

     2.19.  ENROLLMENT DATE means each January 1 and July 1.

     2.20. FORFEITURE SUSPENSE ACCOUNT means the record of a Participant's non-vested interest in his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount as created and maintained pursuant to Section 8.3.

     2.21.  GROUP means the Employers, and solely for the purpose of:

          (a) computing an Employee's Period of Service, Years of Service and Hours of Service to determine his eligibility to participate in the Plan and the vesting of his benefits under the Plan;

          (b) applying the limitations contained in Section 5.4;

          (c)  determining  whether  the  Plan  is  a Top-Heavy Plan  under
     Section 20.2 and, thus, subject to the provisions of Article XX; and

          (d) determining whether a Participant is a Highly Compensated Participant;

the term GROUP shall also include any entity which, together with the Employers, constitutes a member of a controlled group of corporations (as then defined in Section 414(b) of the Code), a member of a group of trades or businesses (whether or not incorporated) which is under common control (as then defined in Section 414(c) of the Code), a member of an affiliated service group (as then defined in Section 414(m) of the Code) or any other entity then required to be aggregated with the Employers pursuant to
Section 414(o) of the Code, but only to the extent then required by the Code.

     2.22. HIGHLY COMPENSATED PARTICIPANT means for each Plan Year beginning on or after January 1, 1997 and shall include any Employee described in Section 414(q) of the Code who:

          (a) is a five percent (5%) or more owner (as then defined in Section 416(i)(1) of the Code) of a member of the Group at any time during that Plan Year or the immediately preceding Plan Year; or

          (b) received more than eighty thousand dollars ($80,000), as automatically adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code without the necessity of any amendment to the Plan, of
     Section 415 Compensation from the Group in the immediately preceding Plan Year and was in the Top Paid Group for that immediately preceding Plan Year.

     HIGHLY COMPENSATED PARTICIPANT meant for each Plan Year beginning before January 1, 1997 and included any Employee described in Section
414(q) of the Code who at any time during that Plan Year or in the immediately preceding Plan Year:

          (c) was a five percent (5%) or more owner (as then defined in Section 416(i)(1) of the Code) of a member of the Group;

          (d) received more than seventy-five thousand dollars ($75,000), as automatically adjusted pursuant to Section 415(b)(1)(A) and (d)(1) of the Code without the necessity of any amendment to the Plan, of
     Section 415 Compensation from the Group;

          (e) received more than fifty thousand dollars ($50,000), as automatically adjusted pursuant to Section 415(b)(1)(A) and (d)(1) of the Code without the necessity of any amendment to the Plan, of
     Section 415 Compensation from the Group and was in the Top Paid Group;
     or

          (f) was an officer of a member of the Group whose Section 415 Compensation from the Group was greater than fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code currently in effect; PROVIDED, HOWEVER, that no more than fifty (50) employees or, if lesser, the greater of three (3) employees of the Group or ten percent (10%) of the Group's employees were treated as officers; PROVIDED, FURTHER, that if no officer of a Group member had
     Section 415 Compensation greater than fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code currently in effect, only the highest paid officer were deemed highly compensated pursuant to this Subsection.

     For   purposes   of  determining  whether  an  Employee  is  a  Highly
Compensated Participant and notwithstanding anything else contained in this Section, the following rules shall apply:

          (g)  An employee  who  has  met  the  requirements  contained  in
     Subsections (d), (e) or (f) above for the Plan Year for which the determination of Highly Compensated Participants is being made but who has not met such requirements for the preceding Plan Year shall not be deemed to be a Highly Compensated Participant unless that employee is among the one hundred (100) employees who have received the greatest
     Section 415 Compensation from the Group in that Plan Year. This subsection (g) shall apply only with respect to Plan Years beginning before January 1, 1997.

          (h) A former employee shall be treated as a Highly Compensated Participant if he was a Highly Compensated Participant in the Plan Year during which his employment with the Group terminated or in any Plan Year during which occurs or commencing after his fifty-fifth
     (55th) birthday.

          (i) An employee who is a five percent (5%) or more owner of a member of the Group or who is one (1) of the ten (10) employees receiving the greatest Section 415 Compensation from the Group shall be deemed to have been paid the Section 415 Compensation which is paid to (and shall be deemed to have redirected the Before-Tax Contributions made by) his Family Members (as that term is defined below). For purposes of this Plan, the term "Family Members" shall include a Participant's Spouse, his lineal ascendants or descendants and the spouses of his lineal ascendants or descendants. This subsection (i) shall apply only with respect to Plan Years beginning before January 1, 1997.

          (j)  Solely  for Plan Years beginning  before  January  1,  1997,
     Section 415 Compensation shall be determined without regard to Section 125, Section 402(a)(8) and Section 402(h)(1)(B) of the Code.

          (k) An employee shall only be deemed to be a Highly Compensated Participant to the extent then required by the Code.

          (l) For purposes of this Section 2.22, Compensation shall be rounded to the nearest integer, and if two (2) or more employees have the same Compensation they shall be ranked by reference to seniority based on records maintained by the Group. This subsection (l) shall apply only with respect to Plan Years beginning before January 1, 1997.

     2.23.  HOUR OF SERVICE means and shall include:

          (a) each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties assigned to him by the Group; these hours shall be credited to the Employee for the computation period in which the duties are performed;

          (b) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability but excluding any disability payments made pursuant to Section 12.1), layoff, jury duty, military duty or leave of absence; PROVIDED, HOWEVER, that no Hours of Service shall be credited under this Subsection (b) if the payment is made or due solely as reimbursement for medical or medically-related expenses incurred by that Employee or to comply with applicable workmen's compensation, unemployment compensation or disability insurance laws, if any; PROVIDED, FURTHER, that no more than five hundred and one
     (501) Hours of Service shall be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single computation period); PROVIDED, FURTHER, that hours under this Subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

          (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded to an Employee or agreed to by the Group to the extent that such award or agreement is intended to compensate that Employee for periods during which that Employee would have been engaged in the performance of duties for the Group; PROVIDED, HOWEVER, that the same Hours of Service shall not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection; PROVIDED, FURTHER, that no more than five hundred and one
     (501) Hours of Service shall be credited under this Subsection (c) for any single continuous period (whether or not such period occurs in a single computation period); PROVIDED, FURTHER, that hours under this Subsection (c) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

     Solely for purposes of determining whether a Service Break for participation and vesting purposes has occurred in any computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to that individual but for such absence or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per each regularly scheduled work day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of that child by the individual or for purposes of caring for that child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Service Break in that computation period or, in all other cases, in the next following computation period.

     Hours of Service shall be determined from the records of the Group or in accordance with the method or methods adopted by the Administrator, which method or methods shall be uniformly, consistently and nondiscriminatorily applied; PROVIDED, HOWEVER, that in determining the Hours of Service of any Employee whose Compensation is not based on hours worked, during a period of time when such hours cannot be accurately determined, each such Employee shall be credited with not less than forty
(40) Hours of Service per week or eight (8) Hours of Service per day. Hours of Service determined under this Section 2.23 shall be credited for all purposes for which a determination as to Hours of Service is relevant.

     An Employee shall receive credit for additional Hours of Service upon his reemployment by an Employer for any period of time during which such Employee was on active military duty, but only if such Employee is entitled upon his reemployment to veteran's reemployment rights with respect to such period of military duty under applicable federal law, and only if the Employee complies with all other requirements of such applicable federal law. Hours of Service shall be granted under the preceding sentence at a rate of forty-five (45) Hours of Service for each completed week of military service and shall be credited to the computation period during which such military service was performed.

     2.24. ONE YEAR BREAK IN SERVICE means a consecutive twelve (12) month Period of Severance.

     2.25. PARTICIPANT means any Employee of an Employer who is eligible to and who has elected to participate in the Plan under Article III.

     2.26. PARTICIPANT ACCOUNT means the account to which contributions made on behalf of a Participant and the earnings, losses, appreciation and depreciation attributable thereto are credited on his behalf by the Trustee and shall include the following subaccounts:

          (a) a Before-Tax Contributions Subaccount to which Before-Tax Contributions made on behalf of that Participant pursuant to Section
     5.1 (and elective deferrals, if any, made on the Participant's behalf under the DPMI Plan) and the earnings, losses, appreciation and depreciation attributable thereto are credited;

          (b) an After-Tax Contributions Subaccount to which After-Tax Contributions made on behalf of that Participant pursuant to Section
     5.11 and the earnings, losses, appreciation and depreciation attributable thereto are credited;

          (c) a Company Matched Contributions Subaccount to which Company Matched Contributions made on behalf of that Participant pursuant to
     Section 5.2 (and employer matching contributions, if any, made on that Participant's behalf under the DPMI Plan) and the earnings, losses, appreciation and depreciation attributable thereto are credited;

          (d) a Profit-Sharing Contributions Subaccount to which Profit-Sharing Contributions made on behalf of that Participant pursuant to
     Section 5.12 and the earnings, losses, appreciation and depreciation attributable thereto are credited;

          (e) a Rollover Contributions Subaccount to which rollover contributions made by a Participant pursuant to Section 21.4 (and rollover contributions that had been made to the DPMI Plan prior to March 31, 1997) and the earnings, losses, appreciation and depreciation attributable thereto are credited;

          (f) a Retirement Plan Subaccount to which amounts transferred from the Retirement Plan in connection with its merger into this Plan on that Participant's behalf and the earnings, loss, appreciation and depreciation attributable thereto are credited; and

          (g) a Participant Loan Subaccount used to account for payments of principal and interest paid on any loan granted to that Participant (or an alternate payee or beneficiary) under this Plan (or the DPMI Plan as of March 31, 1997)as provided in Article IX.

     A Participant's interest in his Before-Tax Contributions Subaccount, After-Tax Contributions Subaccount and Retirement Plan Subaccount shall be fully vested and nonforfeitable at all times; PROVIDED, HOWEVER, that due to the fluctuation of value inherent in certain investments, there is no guarantee that the aggregate Before-Tax Contributions, After-Tax Contributions and amounts transferred from the Retirement Plan on behalf of a Participant will be available for distribution or other withdrawal in accordance with the terms of the Plan.

     2.27. PERIOD OF SEPARATION means a period of time commencing with the date a person separates from service with the Group and ending with the date that person resumes his employment with the Group.

     2.28. PERIOD OF SERVICE means the period, beginning on and after January 1, 1994, commencing on the date a person is first credited with an Hour of Service for the Group and ending on the date a Period of Severance begins, including any Approved Absence and also including any Period of Separation of less than twelve (12) consecutive months. The Period of Service of each Employee shall also include each full and partial Year of Service earned by that Employee prior to January 1, 1994 under the method for crediting service provided in this Plan for that period. This Section
2.28 (along with Section 8.2) is intended to reflect a change, effective January 1, 1994, from the general method of crediting vesting service (as described in Section 2530.200b-2 of the Department of Labor Regulations) to the elapsed time method of crediting vesting service (as described in Section 2530.200b-9 of the Department of Labor Regulations). The Period of Service of each Employee who was employed by DPMI as of August 9, 1996 shall include services with DPMI both before and after the date on which DPMI became a member of the Group.

     2.29. PERIOD OF SEVERANCE means a period of time commencing with the earlier of:

          (a) the date a person terminates his employment with the Group by reason of quitting, retirement, death or discharge; or

          (b) the date twelve (12) consecutive months after the date a person remains absent from service with the Group (with or without pay) for any reason other than quitting, retirement, death or discharge;

and ending, in the case of a person who terminates his employment with the Group by reason other than death, with the date that person resumes his employment with the Group.

     2.30. PLAN means the tax qualified defined contribution plan with a cash or deferred feature as embodied herein, as it may be hereafter amended from time to time.

     2.31.  PLAN YEAR means the calendar year.

     2.32. RETIREMENT PLAN means the Simon Property Group and Adopting Entities Retirement Plan, which has been merged into this Plan effective January 1, 1994.

     2.33.  SECTION 415 COMPENSATION means for each Plan Year and shall:

          (a) include amounts accrued to a Participant (regardless of whether he was a Participant during the entire Plan Year) as:

               (i) wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of his employment with the Group, including but not limited to commissions, compensation for services on the basis of a percentage of profits and bonuses;

               (ii) for purposes of Subsection (a)(i)above, earned income from sources outside the United States (as then defined in Section 911(b) of the Code), whether or not excludible from his gross income under Section 911 of the Code or deductible by him under Section 913 of the Code;

             (iii) amounts then described in Section 104(a)(3), Section 105(a) and Section 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of that Participant; and

               (iv) amounts paid or reimbursed by the Group for moving expenses incurred by that Participant, but only to the extent that these amounts are not deductible by that Participant under
          Section 217 of the Code;

          (b)  not include:

               (i) notwithstanding Subsection (a)(i) above and solely with respect to Plan Years beginning before January 1, 1998, amounts contributed to the Plan under Section 5.1;

              (ii) other contributions made by the Group to a tax qualified plan of deferred compensation to the extent that, before the application of the Section 415 of the Code limitations to that plan, the contributions are not includible in the gross income of that Participant for the taxable year in which contributed; in addition, Company contributions made on behalf of that Participant to a simplified employee pension plan then described in Section 408(k) of the Code shall not be considered as Section 415 Compensation for the taxable year in which contributed; additionally, any distributions from a qualified plan of deferred compensation shall not be considered as Section 415 Compensation, regardless of whether such amounts are includible in the gross income of that Participant when distributed; PROVIDED, HOWEVER, that any amounts received by that Participant pursuant to an unfunded nonqualified plan shall be considered as Section 415 Compensation in the taxable year in which such amounts are includible in the gross income of that Participant; and

             (iii) other amounts which then receive special federal income tax treatment under the Code, such as premiums for group term life insurance (but only to the extent that those premiums are not includible in the gross income of that Participant).

     Notwithstanding anything in this Section 2.33 to the contrary, for Plan Years beginning on or after January 1, 1998, Section 415 Compensation shall include any elective deferral (as defined in Section 402(g) of the Code) and any amount contributed or deferred at the election of the Participant that is not includible in that Participant's gross income by reason of Section 125 or Section 457 of the Code.

     Effective  for  Plan  Years  beginning on or after January 1, 1994, no
Section 415 Compensation in excess of one hundred fifty thousand dollars ($150,000) in any Plan Year shall be counted or recognized for any purpose under the Plan; PROVIDED, HOWEVER, that this dollar limitation shall be automatically adjusted to the extent then prescribed by Section 401(a)(17)(B) and Section 415(d) of the Code without the necessity of any amendment to the Plan; PROVIDED, FURTHER, that for Plan Years beginning before January 1, 1994, the Section 415 Compensation limit prescribed in this sentence was two hundred thousand dollars ($200,000), as automatically adjusted pursuant to Section 415(b)(1)(A) and (d)(1) of the Code.

     2.34. SEVERANCE means the termination of an Employee's employment with the Group, whether voluntarily or involuntarily, for reasons other than his retirement, Total Disability or death.

     2.35. SPOUSE means the person to whom an Employee is lawfully married or was lawfully married at the date of his death.

     2.36. TESTING COMPENSATION means, with respect to each Participant for any Plan Year beginning on or after January 1, 1993, a definition of compensation, selected by the Committee and uniformly applied to all Participants for that Plan Year, that satisfies Section 414(s) of the Code. Testing Compensation in Plan Years beginning before January 1, 1994 in excess of two hundred thousand dollars ($200,000), as automatically adjusted pursuant to Section 415(b) (1) (A) and (d) (1) of the Code without the necessity of any amendment to the Plan, and Testing Compensation in any Plan Year beginning on or after January 1, 1994 in excess of one hundred fifty thousand dollars ($150,000), as automatically adjusted pursuant to
Section 401(a)(17)(B) and Section 415(d) of the Code without the necessity of any amendment to the Plan, shall be disregarded; PROVIDED, HOWEVER, that, for Plan Years beginning before January 1, 1997, to the extent a Highly Compensated Participant had Family Members (as such term is defined in Section 2.22 of this Plan) that were required to be aggregated with him under Sections 401(a) (17) and 414(q)(6) of the Code, this Testing Compensation limit was allocated among the Family Members in proportion to each Family Member's Testing Compensation before application of this limit; PROVIDED, FURTHER, that for purposes of the preceding clause, the only Family Members required to be aggregated with a Participant were his Spouse and his lineal descendants who had not reached age nineteen (19).

     2.37. TOP PAID GROUP means in any Plan Year the employees who are in the top twenty percent (20%) of the Group's employees in terms of Section 415 Compensation for that Plan Year; PROVIDED, HOWEVER, that for purposes of determining the number of employees to be included in the Top Paid Group, the following employees shall be excluded to the extent then permitted by Section 414(q)(4) of the Code:

          (a) employees who have not yet completed at least six (6) months of service with the Group;

          (b) employees who normally work less than seventeen and one half (17 1/2) hours per week or less than six (6) months during a Plan Year;

          (c) employees who have not yet attained age twenty-one (21);

          (d) except as then provided by regulations promulgated under the Code, employees who are covered by a collectively bargained agreement; and

          (e) employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Group which constitutes income from sources in the United States (within the meaning of Section 861(a)(3) of the Code).

     2.38. TOTAL DISABILITY means a physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from satisfactorily performing his usual duties for an Employer or the duties of such other position or job which an Employer makes available to him and for which such Employee is qualified by reason of his training, education, or experience. In making a determination regarding Total Disability, the Committee may, but is not required to, rely on a finding regarding disability for purposes of the federal Social Security Act; PROVIDED, HOWEVER, that all Employees shall be treated in a manner that does not discriminate in favor of Employees who are officers, shareholders, or highly compensated.

     2.39. TRUST AGREEMENT means the Trust Agreement for Simon DeBartolo Group and Adopting Entities Matching Savings Plan, as it may be amended hereafter from time to time.

     2.40. TRUSTEE means the Trustee of the Trust Fund and its successors and assigns.

     2.41. TRUST FUND means the cash and other assets held and administered by the Trustee in accordance with the provisions of the Trust Agreement and of the Plan and shall consist of the following investment funds:

          (a) Fund 1 (the "Fixed Income Fund") which is invested by the Trustee primarily in certificates of deposit, United States government securities, investment contracts issued by insurance companies or commercial banks and similar types of fixed principal investments with a very low degree of risk;

          (b) Fund 2 (the "Growth and Income Fund") which is invested by the Trustee in a selection of fixed income and/or equity securities other than Company Stock;

          (c) Fund 3 (the "Equity Fund") which is invested by the Trustee in common stocks (excluding Company Stock), bonds, debentures, preferred stock convertible to common stock, equity mutual funds, pooled funds or in other similar types of equity investments;

          (d) Fund 4 (the "Equity Fund 2") which is invested by the Trustee primarily in a portfolio of smaller capitalization common stocks, venture capital investments and other equity investments; and

          (e) Effective on or about December 1, 1996, Fund 5 (the "Equity Index Fund") which is invested by the Trustee primarily in a portfolio of common stocks and other equity securities designed to correspond to those of the Standard & Poor's 500 Index.

          (f) Effective on or about December 1, 1996, Fund 6 (the "Low-Priced Stock Fund") which is invested by the Trustee primarily in a portfolio of common stocks or other equity securities with a relatively low purchase price at the time of purchase.

          (g) Effective July 1, 1994, Fund 7 (the "Simon Stock Fund") which is invested by the Trustee in shares of common stock, $.0001 par value, of Simon DeBartolo Group, Inc. ("Simon Stock") pursuant to
     Article VI.

          (h) Fund 8 (the "International Equity Fund") which is invested by the Trustee primarily in a portfolio of common stocks of established non-U.S. companies in Europe, the Far East, Australia and Canada.

          (i)  Fund  10  which  shall   consist  of  the  promissory  notes
     evidencing  loans  made  to  Participants   in   accordance  with  the
     provisions of Article IX.

The Committee may add or delete investment funds upon written notice to Participants without the need to formally amend the Plan.

     2.42. VALUATION DATE means the last day of each calendar quarter or such other date as may be determined by the Committee, in its sole discretion.

     2.43. YEARS OF SERVICE mean an Employee's latest period of employment with the Group. The Plan Year shall be deemed to be the computation period, and an Employee shall receive credit for one (1) Year of Service only if he completes at least one thousand (1,000) or more Hours of Service in a Plan Year; PROVIDED, HOWEVER, that an Employee shall receive credit for one (1) Year of Service for purposes of Section 3.1 if he receives credit for one thousand (1,000) or more Hours of Service in the consecutive twelve (12) month computation period commencing on the first (1st) day on which he is initially credited with an Hour of Service.

     An Employee's Years of Service shall not be disregarded even if he incurs a number of Service Breaks that would permit such Years of Service to be disregarded under the Code.

     For purposes of this Section 2.43, the term "Service Break" means any Plan Year, after an Employee becomes eligible to participate in the Plan, in which that Employee completes less than five hundred one (501) Hours of Service for the Group.

     2.44.  DPMI means DeBartolo Properties Management, Inc.

     2.45. DPMI PLAN means the DeBartolo Properties Management, Inc. Investment Savings and Retirement Plan and Trust, as amended from time to time.

     2.46. PROFIT-SHARING CONTRIBUTION means the contribution made by the Employers pursuant to Section 5.12 or Section 5.13 of this Plan.

     2.47. PRIOR YEAR'S NON-HIGHLY COMPENSATED PARTICIPANT means, with respect to any Plan Year beginning on or after January 1, 1997, each individual who was in the immediately preceding Plan Year:

          (a) an Employee eligible to participate in this Plan; and

          (b) not a Highly Compensated Participant, as determined in accordance with the definition of "Highly Compensated Participant" in effect with respect to such immediately preceding Plan Year.

     An individual may be a Prior Year's Non-Highly Compensated Participant even though he is not an Employee or Participant in the current Plan Year or even though he would be treated as a Highly Compensated Participant in the current Plan Year.

     2.48. CURRENT YEAR ACP METHOD means, with respect to a Plan Year, the calculation of the average of the Company Matched Contribution Percentages for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Participants, based on the Company Matched Contributions made on behalf of and the Testing Compensation earned by each such Employee during the Plan Year to which such calculation relates.

     2.49. CURRENT YEAR ADP METHOD means, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Participants, based on the Compensation Redirection Amounts of and the Testing Compensation earned by each such Employee during the Plan Year to which such calculation relates.

     2.50. PRIOR YEAR ACP METHOD means, with respect to a Plan Year, the calculation of the average of the Company Matched Contribution Percentages of the Prior Year's Non-Highly Compensated Participants, based on the
Company Matched Contributions made on behalf of and the Testing Compensation earned by each Prior Year's Non-Highly Compensated Participant during the immediately preceding Plan Year.

     2.51. PRIOR YEAR ADP METHOD means, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Prior Year's Non-Highly Compensated Participants, based on the Compensation Reduction Amounts of and the Testing Compensation earned by each Prior Year's Non-Highly Compensated Participant during the immediately preceding Plan Year.

                                ARTICLE III

                                ELIGIBILITY



     3.1. REQUIREMENTS FOR ELIGIBILITY. Each Employee who has attained age twenty-one (21) is eligible to become a Participant in the Plan on the first Enrollment Date coincidental with or next following his completion of one (1) Year of Service in which he completes at least one thousand (1,000) Hours of Service.

     3.2. COMMENCEMENT OF PARTICIPATION. An Employee shall become a Participant in the Plan as of the first Enrollment Date following satisfaction of the requirements for eligibility set forth in Section 3.1; PROVIDED, HOWEVER, that such Employee has complied with Section 3.3; PROVIDED, FURTHER, that any individual who is an Employee on April 1, 1997 and who was a participant in the DPMI Plan as of March 31, 1997 or would have been eligible to participate in the DPMI Plan as of March 31, 1997 shall automatically become a Participant in this Plan as of April 1, 1997; PROVIDED, FURTHER, that any individual who is employed by DPMI as of March 31, 1997, but who would not have been eligible to participate in the DPMI Plan as of March 31, 1997 shall be eligible to become a Participant on the earlier of the date otherwise provided in this Section 3.2 or the first date on which he or she would have become a participant under the DPMI Plan had the DPMI Plan not been merged into this Plan. If an Employee is eligible to participate in the Plan but does not elect to commence his participation in the Plan when first eligible to do so, he may become a Participant in the Plan on any Enrollment Date thereafter, assuming he continues to be eligible under the Plan and complies with Section 3.3.

     3.3. METHOD OF BECOMING A PARTICIPANT. An Employee shall become a Participant in the Plan by completing and returning the Appropriate Form to the Committee at least thirty (30) calendar days before the Enrollment Date on which his participation in the Plan is to commence and by:

          (a)  electing  (or  declining)  in  a  Compensation   Redirection
     Agreement to have his Compensation reduced pursuant to Section 4.1;

          (b) electing to have the amount by which his Compensation is reduced contributed by his Employer to the Plan pursuant to Section 5.1;

          (c) specifying the manner in which his Compensation Redirection Amount shall be invested in the investment funds maintained pursuant to Section 2.41;

          (d) agreeing to the terms of the Plan; and

          (e) designating a beneficiary in accordance with Section 13.2.

     3.4. RE-EMPLOYMENT. If an Employee has a Service Break after completing the eligibility requirements set forth in Section 3.1 but while still employed by an Employer, he shall remain eligible to participate in the Plan during such period of employment. Upon reemployment, a former Employee who had completed the eligibility requirements in Section 3.1 and who has had a Service Break and a former Employee whose employment by Employers was terminated but who has had no Service Break shall be eligible to participate in the Plan as of the later of:

          (a) his reemployment date by an Employer; or

          (b) the date on which he would have otherwise been eligible to participate in the Plan had his employment by the Employers not been terminated;

PROVIDED, HOWEVER, that, notwithstanding the foregoing, a reemployed former Employee shall not be eligible to enter into a Compensation Redirection Agreement, to make After-Tax Contributions or to receive Company Matched Contributions upon his reemployment until the later of the date specified in subsection (b) or the first January 1, April 1, July 1 or October 1 coincident with or next following his reemployment date by an Employer.

     3.5. LOSS OF ELIGIBILITY. If an individual's status as an Employee terminates while he is still employed by the Group, he shall cease to be eligible to participate in the Plan as an active Participant for purposes of Article IV and Article V, but he shall retain his right to convert investments under Section 6.3 and any right to apply for a loan under
Article IX (and shall be required to continue making principal and interest repayments on any loans to him pursuant to Article IX) during such period as he is in inactive status.

     3.6. TRANSITION RULE FOR DPMI EMPLOYEES. Each individual who was a participant in the DPMI Plan as of March 31, 1997 and who satisfies the requirements for participation in this Plan as of April 1, 1997, shall automatically become a Participant without the need to comply with Section
3.3. Such a Participant shall be deemed to have elected the same Compensation Redirection Amount as was in effect for that Participant under the DPMI Plan as of March 31, 1997, shall be deemed to have designated the same beneficiary(ies) as had been designated by that Participant under the DPMI Plan as of March 31, 1997, and shall have his Compensation Redirection Amount invested in accordance with his investment directions in effect under the DPMI Plan as of March 31, 1997, as modified by the Committee consistent with Section 6.5.

                                ARTICLE IV

                         COMPENSATION REDIRECTION



     4.1. COMPENSATION REDIRECTION AGREEMENT. Each Participant shall enter into a Compensation Redirection Agreement with the Company specifying the manner in which his Compensation shall be reduced (or specifying that his Compensation shall not be reduced), electing to have the amount by which his Compensation is reduced contributed to the Plan on his behalf pursuant to Section 5.1 by the Company, and specifying whether such contributions are to be Before-Tax Contributions or (to the extent permitted by Section 5.11) After-Tax Contributions. A Participant's Compensation Redirection Amount shall include and be limited to any whole percentage of his Compensation from one percent (1%) to twelve percent (12%) and shall also be subject to limits imposed under Article V; PROVIDED, HOWEVER, that, effective April 1, 1997, this twelve percent (12%) limit shall be increased to sixteen percent (16%). To the extent permitted by the Committee, a Participant shall also be permitted to direct in a Compensation Redirection Agreement that certain special Compensation amounts shall not be reduced notwithstanding that a Compensation Redirection Agreement is otherwise in effect with respect to his Compensation generally.

     4.2. CHANGE IN COMPENSATION REDIRECTION PERCENTAGE. The percentage by which a Participant has agreed to reduce his Compensation shall continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant's Compensation Redirection Percentage may be changed as of the first day of any month by filing the Appropriate Form with the Committee within the time limit prescribed by the Committee. The Committee may as of any payroll period modify the Compensation Redirection Agreement of any Participant if necessary to comply with the limits contained in Section 5.4, Section 5.6, Section 5.7 or Section 5.8; PROVIDED, HOWEVER, that any modification made by the Committee shall be determined in a uniform and nondiscriminatory manner.

     4.3. REVOCATION OF COMPENSATION REDIRECTION AGREEMENT. A Participant may revoke his Compensation Redirection Agreement as of the first day of any month by filing the Appropriate Form with the Committee within the time limit prescribed by the Committee. Any Participant who revokes his Compensation Redirection Agreement may reinstate such Compensation Redirection Agreement any time after the effective date of his earlier revocation; PROVIDED, HOWEVER, that in order to reinstate his Compensation Redirection Agreement, a Participant shall follow the procedures outlined in Section 3.3 as though he were a new Participant.

     4.4.   NO  MAKE-UP OF BEFORE-TAX CONTRIBUTIONS.   No  Participant  who
fails to authorize the maximum permissible amount in his Compensation Redirection Agreement under Section 4.1, whose Compensation Redirection Percentage is voluntarily or involuntarily changed in accordance with
Section 4.2 or who has revoked his Compensation Redirection Agreement in accordance with Section 4.3 shall be permitted to make up such Before-Tax Contributions in any subsequent payroll period.

     4.5. REMITTANCE OF BEFORE-TAX CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS. Each Participant's Before-Tax Contributions and After-Tax Contributions shall be transferred to the Trustee under the Plan as soon as practical after the end of the month in which the Before-Tax Contributions and After-Tax Contributions were withheld, and shall be invested as provided in Article VI.

                                 ARTICLE V

                               CONTRIBUTIONS



     5.1.   AMOUNT OF COMPANY CONTRIBUTIONS.  Subject to the limitations of
Section 5.4, Section 5.5, Section 5.6, Section 5.7, Section 5.8 and Section 5.9, each Employer shall contribute with respect to each payroll period for each Participant then in its employ an amount equal to that Participant's Before-Tax Contributions; PROVIDED, HOWEVER, that in lieu of making any reductions in the Before-Tax Contributions of the Highly Compensated Participants in accordance with Section 5.6 or any reductions in the Company Matched Contributions and After-Tax Contributions of Highly Compensated Participants in accordance with Section 5.7, the Committee may, subject to the limitations of Section 5.4 and Section 5.8, direct an Employer to contribute with respect to any Plan Year such additional amount as is sufficient to assure that the limitations of Section 5.6 or Section
5.7 are not exceeded, such additional contributions (which shall be one hundred percent (100%) vested and nonforfeitable at all times) to be allocated in that manner and to those eligible Employees who are not Highly Compensated Participants as determined by the Committee in its sole discretion. The amounts contributed under this Section for each Participant shall be allocated to his Participant Account and invested according to his election under Section 6.1 or Section 6.2. The amounts contributed under this Section for each Participant shall be fully vested and nonforfeitable at all times; PROVIDED, HOWEVER, that due to the fluctuation of value inherent in certain investments, there is no guarantee that the aggregate amount contributed by the Company pursuant to this
Section 5.1 will be available for distribution or other withdrawal in accordance with the terms of the Plan.

     5.2.  COMPANY MATCHED CONTRIBUTIONS.   Subject  to  the limitations of
Section 5.4, Section 5.5, Section 5.7 and Section 5.9, each Employer shall contribute on behalf of each Participant who is employed by that Employer on the last day of a calendar quarter an amount determined with respect to each payroll period during which that Participant has in effect a Compensation Redirection Agreement equal to: (a) with respect to
Compensation earned before April 1, 1997, one hundred percent (100%) of that portion of that Participant's Before-Tax Contributions not in excess of two percent (2%) of his Compensation in such payroll period to be allocated to his Company Matched Contributions Subaccount plus an amount equal to fifty percent (50%) of that portion of that Participant's Before-Tax Contributions in excess of two percent (2%) but not in excess of six percent (6%) of his Compensation in such payroll period to be allocated to his Company Matched Contributions Subaccount; and (b) with respect to Compensation earned on or after April 1, 1997, one hundred percent (100%) of that portion of that Participant's Before-Tax Contributions not in excess of two percent (2%) of his Compensation in such payroll period to be allocated to his Company Matched Contributions Subaccount plus an amount equal to fifty percent (50%) of that portion of that Participant's Before-Tax Contributions in excess of two percent (2%) but not in excess of five percent (5%) of his Compensation in such payroll period to be allocated to his Company Matched Contributions Subaccount. Notwithstanding anything contained in this Section 5.2 to the contrary, if the Committee reduces in accordance with Section 5.1 of the Plan the Before-Tax Contribution of any Participant in order to comply with Section 5.4, Section 5.6 or Section 5.8, each Employer shall contribute, for each quarter in which such a reduction is in effect, additional Company Matched Contributions based on the amount, if any, by which such Participant's Before-Tax Contributions for such quarter are reduced below five percent (5%) (six percent (6%) for quarters before April 1, 1997) of his Compensation but only to the extent that such Participant has Before-Tax Contributions in earlier quarters in such calendar year in excess of five percent (5%) (six percent (6%) for quarters before April 1, 1997) of his Compensation which have not served as a basis for the additional Before-Tax Contributions provided for in this Section.

     5.3. REMITTANCE OF COMPANY CONTRIBUTIONS. Company contributions under Section 5.2, Section 5.12 and Section 5.13 shall be remitted (in cash or in property that is an authorized investment of the Trust Fund) to the Trustee at such time and in such intervals as may be determined from time to time by the Committee, shall be allocated to the Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount of each Participant on whose behalf they were made in such reasonable manner as may be determined by the Committee, and shall be invested as provided in
Article VI.

     5.4. MAXIMUM ANNUAL ADDITIONS. Notwithstanding any other provisions of the Plan, the Annual Additions allocated to any Participant in any Plan Year under the Plan and under any other tax qualified defined contribution plan maintained by the Group shall not exceed the lesser of:

          (a) twenty-five percent (25%) of that Participant's Section 415 Compensation from the Group in that Plan Year, or

          (b) the greater of:

               (i) thirty thousand dollars ($30,000), or

               (ii) one fourth ( 1/4 th) of the dollar limitation in effect in that Plan Year under Section 415(b)(1)(A) of the Code.

     For Plan Years beginning before December 31, 1999, in any case in which an Employee is a participant in one or more tax qualified defined contribution plans and in one or more tax qualified defined benefit plans (as those terms are then defined in Section 415(k) of the Code) maintained by the Group, the sum of the Defined Benefit Fraction and of the Defined Contribution Fraction in any Plan Year computed as of the last calendar day of that Plan Year shall not exceed one (1.0).

     If,  as  a  result of a reasonable error in estimating a Participant's
Section 415 Compensation, the allocation of forfeitures, a reasonable error in determining the amount of Before-Tax Contributions that may be contributed to the Plan with respect to any individual under the limits of
Section 415 of the Code or other facts and circumstances which the Commissioner of Internal Revenue finds justifies the corrective action described in this Section 5.4, the limitations as contained in this Section
5.4 would be exceeded for any Participant, the After-Tax Contributions, the Before-Tax Contributions, the Company Matched Contributions and the Profit-Sharing contributions that would otherwise be allocable to his Participant Account shall be reduced to comply with those limitations. Such reduction shall be accomplished with respect to a Highly Compensated Participant by reducing After-Tax Contributions that do not generate Company Matched Contributions first, reducing Before-Tax Contributions that do not generate Company Matched Contributions second, reducing After-Tax Contributions that generate Company Matched Contributions and the Company Matched Contributions attributable to such After-Tax Contributions third, reducing Before-Tax Contributions that generate Company Matched Contributions and the Company Matched Contributions attributable to such Before-Tax Contributions fourth, reducing Company Matched Contributions fifth and reducing Profit-Sharing Contributions sixth. Such reduction shall be accomplished with respect to a Participant who is not a Highly Compensated Participant by reducing After-Tax Contributions first, by reducing Before-Tax Contributions second, by reducing Company Matched Contributions third, and by reducing Profit-Sharing Contributions fourth; PROVIDED, HOWEVER, that Company Matched Contributions or Profit-Sharing Contributions shall be reduced only if such reductions would not violate section 401(a)(4) of the Code. Any Company Matched Contributions or Profit-Sharing Contributions that may not be allocated to the Participant Account of a Participant because of the limitations imposed by this Section 5.4 shall be credited to and held in a suspense account and shall be applied to reduce the amount of Company Matched Contributions or Profit-Sharing Contributions otherwise required of the Employer to whom they relate for the next following Plan Year(s) until exhausted. Any Before-Tax Contributions reduced by reason of this Section 5.4 may either be treated as a mistaken contribution in accordance with Section 5.5 and returned to the Employer to whom they relate or they may be distributed to that Participant. Any After-Tax Contributions reduced by reason of this Section 5.4 shall be returned to the Participant. In addition to the corrective actions expressly provided by this Section 5.4, any other corrective action authorized by the Code shall be permitted.

     If at any time during a Plan Year the Committee, in its sole discretion, determines that the Annual Additions for any Employee for that Plan Year might otherwise exceed the limitations imposed by this Section 5.4, then the Committee shall have the right during that Plan Year to require the prospective reduction for the balance of that Plan Year of the Before-Tax Contributions and After-Tax Contributions that would otherwise have been made by that Employee pursuant to his election under Section 4.1 or 5.11. Such prospective reductions shall be made only to the extent necessary to insure that the limitations imposed by this Section 5.4 are not exceeded.

     5.5. RETURN OF COMPANY CONTRIBUTIONS. Notwithstanding the foregoing, if the Commissioner of Internal Revenue or his designate initially determines that the Plan and the Trust Agreement did not meet the requirements of the Code, any contributions made by the Company on or after the date on which such determination is applicable shall be returned to the Company, without interest, within one (1) year after the date of such determination. In addition, the Company shall be entitled to receive, without interest, the amount of any contributions made by it to the Plan on account of a mistake in fact or any contribution that is conditioned upon its deductibility under Section 404 of the Code for which a deduction is subsequently disallowed; PROVIDED, HOWEVER, that repayment of such contributions is made to the Company within one (1) year after the date of remittance of such contributions to the Trustee. Any contributions returned to the Company which represent a Participant's Before-Tax Contributions or After-Tax Contributions shall be immediately refunded to that Participant by the Company. Any earnings attributable to amounts refunded to a Participant in accordance with the previous sentence shall also be paid to that Participant as soon as practicable.

     5.6. RETURN OF BEFORE-TAX CONTRIBUTIONS. If after making the adjustments required by Section 5.8 the average of the Actual Deferral
Percentages for the group of Highly Compensated Participants who are eligible to be Participants in a Plan Year would be more than the greater of:

          (a) the average of the Actual Deferral Percentages of all other Employees who are eligible to be Participants multiplied by one and one fourth (1 1/4 th), or

          (b) the lesser of:

               (i) two percent (2%) plus the Actual Deferral Percentage of all other Employees who are eligible to be Participants, or

              (ii) the Actual Deferral Percentage of all other Employees who are eligible to be Participants multiplied by two (2),

the Compensation Redirection Percentages of the Highly Compensated Participants shall, except as otherwise provided in Section 5.1, be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Participants is not more than the greater of Subsection (a) or (b) above.

     For Plan Years beginning on or after January 1, 1997 and unless the Committee properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ADP Method instead, if after making the adjustments required by Section 5.8 the average of the Actual Deferral Percentages for the group of Highly Compensated Participants who are eligible to be Participants in a Plan Year would be more than the greater of:

          (c) the average of the immediately preceding Plan Year's Actual Deferral Percentages of all Prior Year's Non-Highly Compensated Participants multiplied by one and one fourth (1 1/4 th), or

          (d) the lesser of:

               (i) two percent (2%) plus the immediately preceding Plan Year's Actual Deferral Percentage of all Prior Year's Non-Highly Compensated Participants, or

              (ii) the immediately preceding Plan  Year's  Actual  Deferral
          Percentage   of   all   Prior   Year's   Non-Highly   Compensated
          Participants multiplied by two (2),

the Compensation Redirection Percentages of the Highly Compensated Participants shall, except as otherwise provided in Section 5.1, be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Participants is not more than the greater of Subsection (c) or (d) above.

     Reduction of Compensation Redirection Percentages shall be accomplished first by determining the maximum deferral for the group of Highly Compensated Participants permitted by Subsection (a) or (b) above or Subsection (c) and (d), whichever is applicable, and then reducing the Compensation Redirection Percentage of the Highly Compensated Participants with the highest Compensation Redirection Percentages by one tenth of one percent (0.1%). If after making the above reduction the limitations are still exceeded, the Company Matched Contribution Percentages of the Highly Compensated Participants shall be further reduced in one tenth of one percent (0.1%) increments until the limitations of this Section 5.6 are not exceeded.

     For Plan Years beginning before January 1, 1997, correction of excess Before-Tax Contributions shall be accomplished as follows. The amount by which a Participant's Before-Tax Contributions are reduced, based on the reduction of his Compensation Redirection Percentage under this Section 5.6, plus any income allocated to such excess Before-Tax Contributions and attributable to the Plan Year to which such excess relates shall be recharacterized as After-Tax Contributions; PROVIDED, HOWEVER, that excess Before-Tax Contributions shall not be recharacterized with respect to a Highly Compensated Participant to the extent that the recharacterized amounts, in combination with his After-Tax Contributions, exceed the maximum amount of After-Tax Contributions (determined without regard to Section 5.7) that he is permitted to make under the Plan in the absence of such recharacterization.

     For Plan Years beginning on or after January 1, 1997, correction of excess Before-Tax Contributions shall be accomplished as follows. First, the Committee shall calculate the total dollar amount of the Before-Tax Contributions of Highly Compensated Participants that would otherwise be reduced as the result of the reduction of the Compensation Redirection Percentages of those Highly Compensated Participants in accordance with this Section 5.6 (the "Total Excess Contributions") without attributing any such dollar reduction to a particular Highly Compensated Participant. The Before-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions shall then be reduced by the amount required to cause that Highly Compensated Participant's Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions. If the total amount of the reductions of Before-Tax Contributions in the preceding sentence is less than the Total Excess Contributions, the process in the preceding sentence shall be repeated. In no event shall the reductions required under the preceding two sentences exceed the Total Excess Contributions. The amount by which each Highly Compensated Participant's Before-Tax Contributions is reduced, plus any income allocated to such reduced Before-Tax Contributions and attributable to the Plan Year to which such reduction relates, shall be recharacterized as After-Tax Contributions; PROVIDED, HOWEVER, that reduced Before-Tax Contributions shall not be recharacterized with respect to a Highly Compensated Participant to the extent the recharacterized amounts, in combination with his After-Tax Contributions, exceed the maximum amount of After-Tax Contributions (determined without regard to Section 5.7) that he is permitted to make under the Plan in the absence of such recharacterization.

     Except as otherwise provided, the remainder of this Section 5.6 shall apply to Plan Years beginning both before and on or after January 1, 1997. Recharacterized excess Before-Tax Contributions shall remain subject to the nonforfeitability requirements and distribution limitations that apply to Before-Tax Contributions. If such recharacterization after the close of any Plan Year is not permitted, any elected Before-Tax Contributions in excess of the amount permitted under this Section 5.6, along with any earnings (or, if applicable, less any losses) that are attributable to such excess and that are attributable to the Plan Year to which such excess relates, shall be returned to that Participant no later than the end of the Plan Year immediately following the Plan Year for which the excess Before-Tax Contributions were made.

     The amount of excess Before-Tax Contributions to be returned shall be reduced by any excess Before-Tax Contributions which were previously refunded with respect to that Plan Year. The refund of excess Before-Tax Contributions shall in all cases include the income allocable thereto. The income allocable to excess Before-Tax Contributions shall include only income for the Plan Year for which the excess Before-Tax Contributions were made. Any Company Matched Contributions that are attributable to excess Before-Tax Contributions and that are not returned in accordance with
Section 5.7 shall be treated as a mistaken contribution, shall be forfeited, shall be credited to and held in a suspense account and shall be applied to reduce the amount of Company Matched Contributions otherwise required of the Company for the next following Plan Year(s) until exhausted.

     For purposes of this Section 5.6, an eligible Employee is any Employee who is directly or indirectly eligible to enter into a Compensation Redirection Agreement under the Plan for all or a portion of a Plan Year and shall include:

          (e) an Employee who would be a Participant but for the failure either to enter into a Compensation Redirection Agreement or an election to make After-Tax Contributions under Section 5.11;

          (f) an Employee whose eligibility to continue to have Before-Tax Contributions deducted from his Compensation has been suspended because of an election either to revoke his Compensation Redirection Agreement or to revoke his election with respect to After-Tax Contributions, or because of having received a withdrawal or loan; and

          (g) an Employee who is unable to enter into a Compensation Redirection Agreement because his Compensation is less than a stated dollar amount.

     In   the   case   of  an  eligible  Employee  who  has  no  Before-Tax
Contributions withheld, the deferral ratio that shall be included in determining the Actual Deferral Percentage is zero (0).

     Before-Tax Contributions shall be taken into account in determining an Employee's Compensation Redirection Percentage only if they relate to Compensation that either would have been received by that Employee in that Plan Year (but for his Compensation Redirection Agreement) or are attributable to services performed by that Employee in that Plan Year and would have been received by that Employee within two and one half (2 1/2) months after the close of that Plan Year (but for his Compensation Redirection Agreement).

     Before-Tax Contributions shall be taken into account in determining an Employee's Compensation Redirection Percentage only if they are allocated to that Employee as of a date within that Plan Year. For this purpose, Before-Tax Contributions shall be considered allocated as of a date within a Plan Year only if the allocation is not contingent on participation or performance of services after that date and the Before-Tax Contributions are actually paid to the Trust Fund no later than twelve (12) months after the Plan Year to which the Before-Tax Contributions relate.

     Any Highly Compensated Participant who is described in Section 2.22(g) and his Family Members (collectively referred to as a "Family Group") shall be treated as a single Highly Compensated Participant and the Actual Deferral Percentage for that Family Group shall be determined by combining the Before-Tax Contributions and Compensation of the Highly Compensated Participant and each of his Family Members. The Before-Tax Contributions and Compensation of the Family Members of a Highly Compensated Participant shall be disregarded for purposes of determining the average Actual Deferral Percentage calculated under subsections (a) and (b) of this
Section 5.6. If an eligible Employee is required to be included in more than one Family Group, all Employees who are eligible to be Participants and who are members of those Family Groups that include such eligible Employee shall be treated as one Family Group. The determination and correction of the excess Before-Tax Contributions of a Highly Compensated Participant who is a member of a Family Group shall be accomplished by reducing the Actual Deferral Percentage of that Family Group in accordance with this Section 5.6 and by allocating the excess Before-Tax Contributions among the members of the Family Group in proportion to the Before-Tax
Contributions of each member of that Family Group. The foregoing rule requiring treatment of a Highly Compensated Participant and each of his Family Members as a single Highly Compensated Participant shall apply only with respect to Plan Years beginning before January 1, 1997.

     If at any time during a Plan Year the Committee, in its sole discretion, determines that the average Actual Deferral Percentage for the Highly Compensated Participants for that Plan Year might otherwise exceed the limitations imposed by this Section 5.6, then the Committee shall have the right during that Plan Year to require the prospective reduction for the balance of that Plan Year of the Before-Tax Contributions that would otherwise have been made by any Highly Compensated Participant pursuant to his election under Section 4.1. Such prospective reductions shall be made only to the extent necessary to insure that the limitations imposed by this
Section 5.6 are not exceeded.

     To the extent permitted by the Code, the Committee shall have the authority to apply this Section 5.6 by aggregating this Plan with any other tax-qualified retirement plan sponsored and maintained by a member of the Group.

     5.7. RETURN OF COMPANY MATCHED CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS. If after making the adjustments required by Section 5.6 the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants in a Plan Year would be more than the greater of:

          (a) the average of the Company Matched Contribution Percentages of all other Employees who are eligible to be Participants multiplied by one and one fourth (1 1/4 th), or

          (b) the lesser of:

               (i) two percent (2%) plus the average of the Company Matched Contribution Percentages of all other Employees who are eligible to be Participants, or

               (ii)  the  average   of  the  Company  Matched  Contribution
          Percentages of all other Employees who are eligible to be Participants multiplied by two (2.0),

the Company Matched Contributions and After-Tax Contributions of the Highly Compensated Participants shall be reduced to the extent necessary so that the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants is not more than the greater of Subsection (a) or (b) above.

     For Plan Years beginning on or after January 1, 1997 and unless the Committee properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ACP Method instead, if after making the adjustments required by Section 5.6 the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants in a Plan Year would be more than the greater of:

          (c) the average of the immediately preceding Plan Year's Company Matched Contribution Percentages of all Prior Year's Non-Highly Compensated Participants multiplied by one and one fourth (1 1/4 th), or

          (d) the lesser of:

               (i) two percent (2%) plus the average of the immediately preceding Plan Year's Company Matched Contribution Percentages of all Prior Year's Non-Highly Compensated Participants, or

               (ii) the average of the immediately preceding Plan Year's Company Matched Contribution Percentages of all Prior Year's Non-Highly Compensated Participants multiplied by two (2.0),

the Company Matched Contributions and After-Tax Contributions of the Highly Compensated Participants shall be reduced to the extent necessary so that the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants is not more than the greater of Subsection (c) or (d) above.

     Reduction of excess Company Matched Contributions and After-Tax Contributions shall be accomplished first by determining the maximum average percentage for the group of Highly Compensated Participants permitted by Subsection (a) or (b) above or Subsection (c) or (d), whichever is applicable, and then reducing the Company Matched Contributions and After-Tax Contributions of the Highly Compensated Participants with the highest Company Matched Contribution Percentage so that their Company Matched Contribution Percentage is reduced by one tenth of one percent (0.1%). If after making the above reduction the limitations are still exceeded, the Company Matched Contribution Percentages of the Highly Compensated Participants shall be further reduced in one tenth of one percent (0.1%) increments until the limitations are not exceeded.

     For Plan Years beginning before January 1, 1997, the amount of excess Company Matched Contributions and After-Tax Contributions to be corrected with respect to a Highly Compensated Participant shall equal the reduction of his Company Matched Contributions and After-Tax Contributions resulting from the reduction of his Company Matched Contribution Percentage in accordance with this Section 5.7.

     For Plan Years beginning on or after January 1, 1997, the amount of excess Company Matched Contributions and After-Tax Contributions to be
corrected  with  respect  to a  Highly  Compensated  Participant  shall  be determined as follows.  First,  the  Committee  shall  calculate  the total dollar amount of the Company Matched Contributions and After-Tax Contributions of Highly Compensated Participants that would otherwise be reduced as the result of the reduction of Company Matched Contributions Percentages in accordance with this Section 5.7 (the "Total Excess Aggregate Contributions") without attributing any such dollar reduction to a particular Highly Compensated Participant. The Company Matched Contributions and After-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of Company Matched Contributions and After-Tax Contributions shall then be reduced by the amount required to cause that Highly Compensated Participant's Company Matched Contributions and After-Tax Contributions to equal the dollar amount of the Company Matched Contributions and After-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of Company Matched Contributions and After-Tax Contributions. If the total amount of the reductions of Company Matched Contributions and After-Tax Contributions in the preceding sentence is less than the Total Excess Aggregate Contributions, the process in the preceding sentence shall be repeated. In no event shall the reductions required under the preceding two sentences exceed the Total Excess Aggregate Contributions.

     For Plan Years beginning both before and on or after January 1, 1997, Excess Company Matched Contributions and After-Tax Contributions shall be corrected by taking the following actions:

          (e) First, After-Tax Contributions (and Before-Tax Contributions that are recharacterized as After-Tax Contributions under Section 5.6) that do not generate Company Matched Contributions under Section 5.2, plus income attributable thereto, shall be refunded to that Participant;

          (f) Second, After-Tax Contributions (and Before-Tax Contributions that are recharacterized as After-Tax Contributions under Section 5.6) that do generate Company Matched Contributions under Section 5.2, plus any income attributable thereto, shall be distributed to that Participant, and the Company Matched Contributions attributable to such After-Tax Contributions, plus any income attributable thereto, shall be treated in the same manner as Company Matched Contributions are treated under subsection (h), if such Company Matched Contributions are otherwise forfeitable under Section 8.2, or shall be treated in the same manner as Company Matched Contributions are treated under subsection (g), if such Company Matched Contributions are not otherwise forfeitable under Section 8.2;

          (g) Third, Company Matched Contributions that are not forfeitable under Section 8.2, plus income attributable thereto, shall be refunded to the affected Participants no later than the end of the Plan Year immediately following the Plan Year for which such excess Company Matched Contributions were made; and

          (h) Fourth, Company Matched Contributions that are forfeitable under Section 8.2, plus income attributable thereto, shall be forfeited and applied to reduce the amount of Company Matched Contributions otherwise required of the Employer to whom they relate for the next following Plan Year(s) until exhausted.

     The income attributable to excess Company Matched Contributions or After-Tax Contributions shall include only income for the Plan Year for which the Company Matched Contributions or After-Tax Contributions were made.

     After  application  of Section 5.6 and Subsections (a) and (b) of this
Section 5.7 (or Subsections (c) and (d), whichever is applicable), if the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants who are eligible to participate in the Plan exceeds the limits prescribed by Subsection (a) above or Subsection (c) above, whichever is applicable, and the Actual Deferral Percentage for the group of Highly Compensated Participants who are eligible to participate in the Plan exceeds the limits prescribed by Section 5.6(a) or Section 5.6(c), whichever is applicable, then the following "Multiple Use Test" shall apply under which the sum of:

          (i) the average of the Company Matched Contributions Percentages in such Plan Year for the group of Highly Compensated Participants who are eligible to participate in the Plan, and

          (j) the Actual Deferral Percentage  in  such  Plan  Year  for the
     group   of   Highly  Compensated  Participants  who  are  eligible  to
     participate in the Plan;

     shall not exceed the greater of:

          (k) the sum of:

               (i) one hundred and twenty-five percent (125%) of the greater of:

                    (A) the average of the Company Matched Contributions Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                    (B) the Actual Deferral  Percentage  for such Plan Year
               determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year,

                    plus

              (ii) the sum of two percent (2%) and the lesser of:

                    (A) the average of the Company Matched Contributions Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                    (B) the Actual Deferral Percentage for such  Plan  Year
               determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year;

          PROVIDED,   HOWEVER,   that  the  amount  determined  under  this
          Subsection (k),(ii) may not exceed two hundred percent (200%) of the lesser of (A) or (B) of this Subsection (k),(ii);

               or

          (l) the sum of:

               (i) one hundred and twenty-five percent (125%) of the lesser of:

                    (A) the average  of  the  Company  Matched Contribution
               Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                    (B) the Actual Deferral Percentage  for  such Plan Year
               determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year,

                    plus

              (ii) the sum of two percent (2%) and the greater of:

                    (A) the average of the Company Matched Contributions Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                    (B) the Actual Deferral Percentage for such  Plan  Year
               determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year;

          PROVIDED,   HOWEVER,   that  the  amount  determined  under  this
          Subsection (l),(ii) may not exceed two hundred percent (200%) of the greater of (A) or (B) of this Subsection (l),(ii).

     For Plan Years beginning on or after January 1, 1997, if there has been a corrective distribution or recharacterization of excess Before-Tax Contributions for a Plan Year, then, in applying the Multiple Use Test for that Plan Year, the average Compensation Redirection Percentage for the Highly Compensated Participants shall equal the maximum amount permitted under Section 5.6. For Plan Years beginning on or after January 1, 1997, if there has been a corrective distribution of excess Company Matched Contributions or After-Tax Contributions for a Plan Year, then, in applying the Multiple Use Test for that Plan Year, the average Company Matched Contribution Percentage for the Highly Compensated Participants shall equal the maximum amount permitted under Section 5.7(a) and (b) (or Section 5.7(c) and (d), whichever is applicable).

     If the limits prescribed by the Multiple Use Text are exceeded, the Committee, in its sole discretion, may elect either to reduce the Company Matched Contributions, After-Tax Contributions or Before-Tax Contributions of the Highly Compensated Participants who are eligible both to enter into Compensation Redirection Agreements and to receive Company Matched Contributions, or a combination thereof, to the extent necessary so that the limits are not exceeded in the same manner such Company Matched Contributions, After-Tax Contributions or Before-Tax Contributions are reduced under Section 5.6 or Subsections (a) and (b) (or Subsections (c) and (d), whichever is applicable) of this Section 5.7.

     For purposes of this Section 5.7, an eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Company Matched Contributions or to make After-Tax Contributions and shall include:

          (m) an Employee who would be a Plan Participant but for the failure either to enter into a Compensation Redirection Agreement or to elect to make After-Tax Contributions;

          (n) an Employee whose eligibility to continue either to receive an allocation of Company Matched Contributions or to make After-Tax Contributions has been suspended because of an election either to revoke his Compensation Redirection Agreement or to revoke his election with respect to After-Tax Contributions, or because of having received a withdrawal or loan; and

          (o) an Employee who is unable to receive an allocation of Company Matched Contributions or to make After-Tax Contributions because his Compensation is less than a stated dollar amount.

     In the case of an eligible Employee who receives no Company Matched Contributions and makes no After-Tax Contributions, the contribution ratio that shall be included in determining the Company Matched Contribution Percentage is zero (0).

     In calculating the Company Matched Contribution Percentage for a Plan Year, Company Matched Contributions and After-Tax Contributions shall be taken into account only if they are allocated to the Employee's Participant Account during that Plan Year and paid into the Trust Fund by the end of the twelfth (12th) month following the close of that Plan Year.

     All members of a Family Group (as defined in Section 5.6) shall be treated as a single Highly Compensated Participant and the Company Matched Contribution Percentage for that Family Group shall be determined by combining the Company Matched Contributions, After-Tax Contributions and Compensation of the Highly Compensated Participant and each of his Family Members who comprise that Family Group. The Company Matched Contributions, After-Tax Contributions and Compensation of the Family Members of a Highly Compensated Participant shall be disregarded for purposes of determining the average Company Matched Contribution Percentage calculated under Subsections (a) and (b) of this Section 5.7. If an eligible Employee is required to be included in more than one Family Group, all Employees who are eligible to be Participants and who are members of those Family Groups that include such eligible Employee shall be treated as one Family Group. The determination and correction of excess Company Matched Contributions and After-Tax Contributions of a Highly Compensated Participant who is a member of a Family Group shall be accomplished by reducing the Company Matched Contribution Percentage of that Family Group in accordance with this Section 5.7 and by allocating the excess Company Matched Contributions or After-Tax Contributions among the members of the Family Group in proportion to the Company Matched Contributions and After-Tax Contributions of each member of that Family Group. The foregoing rule requiring treatment of a Highly Compensated Participant and each of his Family Members as a single Highly Compensated Participant shall apply only with respect to Plan Years beginning before January 1, 1997.

     If at any time during a Plan Year the Committee, in its sole discretion, determines that the Actual Contribution Percentage for any Employee for that Plan Year might otherwise exceed the limitations imposed by this Section, then the Committee shall have the right during that Plan Year to require the prospective reduction for the balance of that Plan Year of the After-Tax Contributions that would otherwise have been made by that Employee pursuant to his election under Section 5.11. Such prospective reductions shall be made only to the extent necessary to insure that the limitations imposed by this Section 5.7 are not exceeded.

     To the extent permitted by the Code, the Committee shall have the authority to apply this Section 5.7 by aggregating this Plan with any other tax-qualified retirement plan sponsored and maintained by a member of the Group.

     5.8. MAXIMUM BEFORE-TAX CONTRIBUTIONS. Notwithstanding anything contained in the Plan to the contrary, the maximum Before-Tax Contributions that a Participant may elect to have redirected under Section 4.1 and under any other tax qualified retirement plan, whether or not maintained by a member of the Group, in any calendar year is seven thousand dollars ($7,000). If due to a mistake in fact Before-Tax Contributions in excess of seven thousand dollars ($7,000) are allocated in a calendar year to the Participant Account of any Participant, the Trustee shall return to that Participant the portion of his Before Tax Contributions in excess of seven thousand dollars ($7,000) plus any earnings that are attributable to such excess and that are attributable to the Plan Year to which such excess relates not later than the April 15 immediately following the calendar year during which such excess Before Tax Contributions Amount were allocated. The seven thousand dollar ($7,000) limitation contained in this Section shall be automatically adjusted in accordance with Sections 402(g)(5) and 415 of the Code without the necessity of any amendment to the Plan.

     5.9. PLAN PRIORITY OF EXCESS CONTRIBUTIONS. If contributions by an Employer to the Plan and benefit accruals under tax qualified defined benefit retirement plans maintained by the Group would otherwise be in excess of the limits contained in Section 5.4, contributions and benefit accruals with respect to each type of tax qualified retirement plan shall be reduced in the following order of priority:

          (a)  profit  sharing  plans with a salary deferral feature  under
     Section 401(k) of the Code, and

          (b) defined benefit plans.

     5.10. INVESTMENT FUND PRIORITY OF EXCESS CONTRIBUTIONS. If contributions to the Plan would otherwise exceed the permissible limits described in Section 5.4, Section 5.6, Section 5.7, Section 5.8 and Section
5.9 and Before-Tax Contributions or After-Tax Contributions are refunded to a Participant, the investment funds in which that Participant's Participant Account is then invested shall be liquidated on a pro rata basis in accordance with each investment fund subaccount balance as of the date the refund is made.

     5.11. AFTER-TAX CONTRIBUTIONS. Participants shall not be permitted to make After-Tax Contributions to the Plan.

     5.12. DISCRETIONARY PROFIT-SHARING CONTRIBUTION. In addition to the Company Matched Contributions made pursuant to Section 5.2, the Employers may, in the sole discretion of the President of the Company, contribute such amount (which need not be from their current or accumulated profits) to the Plan as a Profit-Sharing Contribution. Any Profit-Sharing Contribution made to the Plan with respect to a calendar quarter shall be allocated among the Participants who are actively employed on the last day of that calendar quarter in any uniform manner, as determined by the Committee, that does not discriminate in favor of Highly Compensated Participants. The amount of the Profit-Sharing Contribution for any calendar quarter shall be three percent (3%) of the Compensation of each Participant for that calendar quarter unless the President of the Company determines and communicates to the Participants prior to the end of the calendar quarter that some other amount shall be contributed; PROVIDED, HOWEVER, that, effective April 1, 1997, this sentence shall be amended by substituting "two percent (2%)" for "three percent (3%)" where it appears.

     5.13. CONTRIBUTION OF VACATION PAY. On or before December 31 of each Plan Year, each Participant who has unused vacation time for which he is not eligible to be compensated in cash under the then-current employment policy of his Employer shall be entitled to elect in writing to have all or any portion of the cash value of such unused vacation pay contributed to this Plan as an additional Profit-Sharing Contribution; PROVIDED, HOWEVER, that a Participant shall be entitled to such Profit-Sharing Contribution only if he is actively employed by an Employer as of the last day of the Plan Year to which the unused vacation pay relates. The Employer shall make such Profit-Sharing Contribution, which shall be allocated to the Participant's Profit-Sharing Contribution Subaccount, as soon as practicable after the end of the Plan Year to which such unused vacation pay relates. This Section 5.13 shall be effective for Plan Years beginning on and after January 1, 1997.

                                ARTICLE VI

                        INVESTMENT OF CONTRIBUTIONS


     6.1. INVESTMENT OF CONTRIBUTIONS. Each Participant shall direct on the Appropriate Form that the amount of his Before-Tax Contributions Subaccount, his After-Tax Contributions Subaccount, his Rollover Contributions Subaccount and his Company Matched Contributions Subaccount be invested in the investment funds as maintained pursuant to Section 2.41 in five percent (5%) increments. All amounts allocated to Participants' Profit-Sharing Contributions Subaccounts and Retirement Plan Subaccounts shall be invested as directed by the Trustee pursuant to the Trust Agreement; PROVIDED, HOWEVER, that the Committee may, by providing written notice to all Participants, permit all Participants to direct the investment of their Profit-Sharing Contributions Subaccounts and Retirement Plan Subaccounts in accordance with the rules of this Article VI.

     6.2. CHANGE OF INVESTMENT ELECTION. A Participant may change his investment election in accordance with Section 6.1 as of any Valuation Date with respect to contributions to be made thereafter, by giving notice to the Committee on the Appropriate Form and within the time limit prescribed by the Committee.

     6.3. CONVERSION OF INVESTMENTS. By giving notice to the Committee on the Appropriate Form, a Participant may elect (but no more frequently than once in each calendar month) to transfer as of any Valuation Date in five percent (5%) increments that portion of his Before-Tax Contributions Subaccount, his After-Tax Contributions Subaccount, his Rollover Contributions Subaccount and his Company Matched Contributions Subaccount invested in one of the funds described in Section 2.41 to his subaccount in any of the other funds described in Section 2.41.

     6.4. SPECIAL RULES FOR INVESTMENTS IN FUND 7. The Committee shall adopt such policies and procedures to the extent it deems appropriate to provide for or facilitate the exemption from Section 16(b) of the Securities Exchange Act of 1934 of transactions involving the Simon Stock by Participants who are subject to Section 16(b) of the Securities Exchange Act of 1934.

     Before each annual or special meeting of the shareholders of Simon DeBartolo Group, Inc., each Participant with any portion of his Participant Account balance invested in Fund 7 shall be furnished a copy of the applicable proxy solicitation material for such meeting, together with a request for his confidential instructions to the Trustee as to how the shares of Simon Stock then credited to his Participant Account (excluding therefrom any fractional shares) should be voted. On each matter, the Trustee shall vote:

          (a) shares of Simon Stock for which it has not received timely voting instructions from Participants on such matter, and

          (b) shares of Simon Stock which are pending allocation to Participant Accounts, in the same proportion as it votes those shares of Simon Stock for which it has received timely voting instructions from Participants on such matter.

     Each Participant shall also have the right, to the extent of shares of Simon Stock allocated to his Participant Account as of the most recent Valuation Date before such record date for which information is available, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee shall utilize its best efforts timely to distribute or to cause to be distributed to each Participant such information as will be distributed to shareholders of Simon DeBartolo Group, Inc. in connection with any such tender or exchange offer. Upon timely receipt of such written directions from a Participant, the Trustee shall respond as directed with respect to the shares of Simon Stock representing not less than all of the shares over which that Participant has the right of direction. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of Simon DeBartolo Group, Inc. or of any other member of the Group. If the Trustee shall not have received timely written directions from any Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any such shares with respect to which that Participant has the right of direction. Shares of Simon Stock held by the Trustee pending allocation to Participant Accounts shall be tendered or exchanged by the Trustee in the same proportion as are tendered or exchanged those shares with respect to which Participants have the right of direction.

     6.5. TRANSITION RULES. In order to facilitate the merger of the DPMI Plan into this Plan, Participants who participated in the DPMI Plan as of March 31, 1997 shall not be permitted to give any investment instructions or directions under Sections 6.1, 6.2 or 6.3 during the period beginning on or about March 15, 1997 and ending on or about April 15, 1997. During this period when investment instructions or directions are not permitted, each Participant who had an account in the DPMI Plan as of March 31, 1997 shall have his DPMI Plan account balance invested in those Plan investment funds as determined by the Committee and communicated in writing to the Participants.

                                ARTICLE VII

                           PARTICIPANT ACCOUNTS


     7.1. MAINTENANCE OF PARTICIPANT ACCOUNTS. The Committee shall maintain, or cause to be maintained, a Participant Account for each Participant. Each such Participant Account shall be maintained so as to reflect the investments in each of the investment funds maintained pursuant to Section 2.41 and the portion of the Participant's Account attributable to each of the subaccounts maintained pursuant to Section 2.26.

     7.2. VALUATION OF PARTICIPANT ACCOUNTS. As of each Valuation Date the Committee shall, by uniform methods, adjust or cause to be adjusted the Participant Account of each Participant to reflect contributions, withdrawals, distributions, income earned and any increase or decrease in the value of Trust Fund assets since the last preceding Valuation Date. Income, loss, decrease or increase earned on each investment fund maintained pursuant to Section 2.41 shall be allocated proportionately among all Participant  Accounts  in  accordance  with  the  value  of  such
Participant Accounts attributable to that fund's investments at the last preceding Valuation Date as adjusted to reflect any transfers among investment funds, contributions, withdrawals and distributions since that Valuation Date; PROVIDED, HOWEVER, that the amount, price and timing of allocations of any interest in Simon Stock to Participants on the basis of contributions of the Company to the Plan shall not be amended more than once every six months (other than to comport with changes in the Code, ERISA or the rules thereunder), unless in the opinion of counsel to the Company, such amendment would not cause any past or future allocations of such interest to fail to be exempt from Section 16(b) of the Securities Exchange Act of 1934. Each Participant shall be provided a statement as soon as is practical following each Valuation Date reflecting any contributions, withdrawals, distributions, income earned and increase or decrease in the value of his Participant Account since the preceding Valuation Date.

     In addition to the foregoing, Participant Accounts shall be valued in accordance with the following rules:

          (a) As of each Valuation Date there shall be allocated, by or under the direction of the Committee, to each subaccount of a Participant invested in a particular investment fund an amount which bears the same ratio to the total amount of Trust gain or loss (determined in accordance with Subsection (b) of this Section 7.2) as the prior invested balance of such subaccount bears to the total of the prior invested balances of all such subaccounts invested in that investment fund. For the purposes of this Section 7.2, the "prior invested balance" of each such subaccount shall be the value as determined on the immediately preceding Valuation Date and shall include any contributions received by the Trustee since the immediately preceding Valuation Date, weighted to reflect the time since the immediately preceding Valuation Date during which such amounts were actually held and invested by the Trustee for the benefit of the Participant. The "prior invested balance" of each such subaccount shall also exclude any amount transferred to the Participant's Forfeiture Suspense Account pursuant to Section 8.3 if his termination of employment occurred since the immediately preceding Valuation Date. If a terminated Participant is reemployed prior to incurring five (5) consecutive One Year Breaks in Service, any amount restored to his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount pursuant to Section 8.4 shall be included in the prior invested balance of his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount (whether restored from a Forfeiture Suspense Account or by additional Employer contributions).

          The "prior invested balance" of the Forfeiture Suspense Account shall be the balance determined on the immediately preceding Valuation Date except that it shall include the amount transferred to the Forfeiture Suspense Account if the Participant's termination of employment occurred since the immediately preceding Valuation Date. Gain or loss shall be allocated to the Forfeiture Suspense Account for any Plan Year in which the amount in the Forfeiture Suspense Account is actually forfeited.

          (b) The Trust gain or loss since the immediately preceding Valuation Date shall be determined by or under the direction of the Committee. The Trust gain shall be an amount equal to the excess, if any, of the adjusted value of the Trust Fund determined on the current Valuation Date (as provided in Subsection (c) of this Section 7.2) over the total of all prior invested balances of all Participant Accounts and the Forfeiture Suspense Account determined in accordance with the Subsection (a) of this Section 7.2, provided that such prior invested balances shall be adjusted, by or under the direction of the Committee, to exclude the entire amount of any distribution since the immediately preceding Valuation Date, to include the entire amount of any allocated contributions that have been received by the Trustee as of the current Valuation Date, and to make such other adjustments deemed appropriate under the circumstances. If the amount determined in the preceding sentence results in a deficit rather than an excess, such amount shall be the Trust loss and allocated in a like manner.

          (c) As of each Valuation Date, the Trustee shall determine the fair market value of the assets of the Trust Fund, as adjusted, by or under the direction of the Committee, by excluding the following amounts:

               (1) the amounts held in segregated accounts under the provisions of Section 14.8;

               (2) any Employer contribution already received by the Trustee that has not already been allocated as of a preceding Valuation Date; and

               (3) any amounts restored to a Participant's Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount by additional Employer contributions pursuant to
          Section 8.3.

     7.3. NATURE OF PARTICIPANT'S INTEREST IN TRUST FUND. The maintenance of Participant Accounts is for accounting purposes only, and a segregation of Plan assets shall not be required. The rights of the Participants under the Plan are the rights to the benefits provided in the Plan, and the fact of maintenance of individual Participant Accounts shall not vest any right, title or interest in the assets of the Plan, in and of itself.

                               ARTICLE VIII

                                  VESTING


     8.1. BEFORE-TAX CONTRIBUTIONS SUBACCOUNT, AFTER-TAX CONTRIBUTIONS SUBACCOUNT AND RETIREMENT PLAN SUBACCOUNT. All Before-Tax Contributions made under Section 5.1, all After-Tax Contributions under Section 5.11 and the earnings thereon, and all amounts held in a Retirement Plan Subaccount shall be one hundred percent (100%) vested and nonforfeitable at all times; PROVIDED, HOWEVER, that due to the fluctuation of value inherent in certain investments, there is no guarantee that the Before-Tax Contributions made under Section 5.1, the aggregate After-Tax Contributions made under Section 5.11, and the Retirement Plan Subaccount will be available for distribution or other withdrawal in accordance with the terms of the Plan.

     8.2. COMPANY MATCHED CONTRIBUTIONS SUBACCOUNTS AND PROFIT-SHARING CONTRIBUTIONS SUBACCOUNT. A Participant's Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount shall vest in accordance with the following rules:

          (a) A Participant's Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount shall vest and become nonforfeitable when that Participant attains age sixty-five (65), which is deemed to be the normal retirement age under the Plan, dies while employed by an Employer, or terminates employment with the Employers as a result of a Total Disability.

          (b) A Participant's Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount shall vest and become nonforfeitable based on that Participant's Period of Service as follows:

             PERIOD OF SERVICE        VESTED PERCENTAGE

            Less than three (3) years         0%

            At least three (3) years, but
            less than four (4) years         30%

            At least four (4) years, but
            less than five (5) years         40%

            At least five (5) years, but
            less than six (6) years          60%

            At least six (6) years, but
            less than seven (7) years        80%

            Seven (7) years or more         100%;

PROVIDED, HOWEVER, that a Participant who participated in the DPMI Plan as of March 31, 1997 and who, as of March 31, 1997, had at least five (5) years of service under the DPMI Plan for vesting purposes shall be 100% vested in his Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount; PROVIDED, FURTHER, that a Participant who participated in the DPMI Plan as of March 31, 1997 and who had at least three (3) but less than four (4) years of service under the DPMI Plan for vesting purposes shall elect in writing before March 31, 1997 whether his Company Matched Contributions Subaccount and Profit-Sharing Contributions shall vest according to the vesting schedule in this Section 8.2(b) or according to the vesting schedule of the DPMI Plan.

     8.3. FORFEITURES. The rights of any Participant or, if deceased, of his beneficiary to his Participant Account shall not be forfeited for cause. Notwithstanding the above, the return to any Participant or, if deceased, to his beneficiary, of the full amount contributed by the Employers on his behalf to his Participant Account, of his aggregate After-Tax Contributions or of his Retirement Plan Subaccount is not guaranteed because of the fluctuation of value inherent in certain investment categories.

     Upon the termination of employment with the Group of a Participant who is not fully vested in the value of his Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount, the value of his Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount as of the Valuation Date immediately preceding such termination which is in excess of the amount which is vested in accordance with the provisions of Section 8.2 shall be transferred to a Forfeiture Suspense Account. Gain or loss shall be allocated to such Forfeiture Suspense Account in accordance with Section 7.2. All amounts credited to a Forfeiture Suspense Account shall continue to be held until a forfeiture occurs pursuant to this Section 8.3 and shall receive allocations of gain or loss pursuant to Section 7.2. Neither the Participant whose interest has been forfeited as provided in this Section 8.3, nor his beneficiary, executor, administrator or other person claiming on his behalf shall thereafter be entitled to any such forfeited interest. The amounts forfeited under the provisions of this Section 8.3 shall be applied as soon as possible to reduce Employer contributions under the Plan, and for all purposes of the Plan, including allocation, shall be treated as an Employer contribution for the Plan Year in which they are so applied; PROVIDED, HOWEVER, that forfeitures may also be used to restore a Participant's Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount as provided in Section 8.3. Each Participant's Participant Account shall also be subject to the following rules:

          (a) In the event of distribution of the Participant's entire vested Company Matched Contributions Subaccount and Profit-Sharing Contributions Subaccount balance prior to the date such Participant has incurred five (5) consecutive One Year Breaks in Service, any amount credited to his Forfeiture Suspense Account, including any gain or loss allocated to such Forfeiture Suspense Account pursuant to
     Section 7.2, shall be forfeited as of the last day of the Plan Year in which such distribution was made, provided that the Participant is not reemployed on or before the last day of such Plan Year.

          (b) Any amount credited to a Participant's Forfeiture Suspense Account that has not been previously forfeited in accordance with the foregoing Subsection (a), including any gain or loss allocated to such Forfeiture Suspense Account pursuant to Section 7.2 shall be forfeited as of the Valuation Date coincident with or next following the date on which the Participant incurs five (5) consecutive One Year Breaks in Service.

          (c) In the event of a Participant's reemployment prior to incurring five (5) consecutive One Year Breaks in Service after his termination of employment, any amount credited to his Forfeiture Suspense Account that has not yet been forfeited pursuant to Subsection (a) shall be restored to his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount as of the date of his reemployment.

          (d) In the event of a Participant's reemployment prior to incurring five (5) consecutive One Year Breaks in Service after his termination of employment, any amount that was credited to a
     Forfeiture Suspense Account and actually forfeited under the provisions of Subsection (a), including any gain or loss allocated to such Forfeiture Suspense Account pursuant to Section 7.2 prior to actual forfeiture, shall be restored to his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount if and only if he repays to the Trust Fund a single sum equal to the full amount of such distribution prior to incurring five (5) consecutive One Year Breaks in Service after the date of distribution. If, pursuant  to  Section  7.2,  a  loss is allocated  to  the  Forfeiture
     Suspense Account as of a Valuation Date following the date of distribution, the amount restored shall not be less than the value of the Forfeiture Suspense Account determined as of the Valuation Date coincident with or immediately preceding the date of distribution. Any such repayment shall likewise be restored to the Participant's Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount. Any forfeitures occurring with respect to other Participants in the Plan Year the Participant makes the required repayment shall first be used to restore the amount that the Participant forfeited. If forfeitures with respect to other Participants in the current Plan Year are insufficient to provide the necessary funds for all required restoration of forfeitures, then the Employers shall contribute the additional amount to the Plan that is necessary for such purpose.

          (e) A Participant who terminated his employment with the Group and is only reemployed after incurring five (5) consecutive One Year Breaks in Service shall not have any forfeiture restored to his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount.

     8.4. ADDITIONAL RULES REGARDING VESTED INTEREST IN COMPANY MATCHED CONTRIBUTIONS SUBACCOUNT AND PROFIT-SHARING CONTRIBUTIONS SUBACCOUNT. The following additional rules shall apply in determining the vested portion of a Participant's Participant Account:

          (a) Except as provided in Section 8.4(b), at any time after a withdrawal or distribution has been charged in whole or in part against a Participant's Company Matched Contribution Subaccount or Profit-Sharing Contributions Subaccount and before such Participant is fully vested in accordance with Section 8.2, the value of a Participant's vested interest in his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount as of any Valuation Date for any purpose, including the determination of the amount which is to be allocated to a Forfeiture Suspense Account upon a subsequent termination of the Participant's employment, shall be equal to the amount, if any, by which:

               (1) his  vested  percentage,  determined  in accordance with
          Section 8.2, multiplied by the sum of (A) the value of his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount as of such Valuation Date plus (B) the aggregate amount of all withdrawals and distributions (not yet repaid) as of such Valuation Date; exceeds

               (2) the aggregate amount of all prior withdrawals and distributions (not yet repaid) chargeable against his Company Matched Contributions Subaccount or Profit-Sharing Contributions Subaccount.

          (b) A Participant who has terminated employment shall be treated as fully vested in the remaining value of his Profit-Sharing Contributions Subaccount or Company Matched Contributions Subaccount during the period when an amount is credited to his Forfeiture Suspense Account. A Participant who has forfeited the value of his Profit-Sharing Contributions Subaccount or Company Matched Contributions Subaccount that was transferred to his Forfeiture Suspense Account shall at all times thereafter be fully vested in the value of the nonforfeited amount in his Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount; PROVIDED, HOWEVER, that if the Participant exercises his repayment right, if any, under Section 8.3(d), then the regular vesting provisions shall apply thereafter to his restored Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount. If a Participant has forfeited the value of his Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount that was transferred to his Forfeiture Suspense Account, is reemployed by an Employer, and has not yet exercised his repayment rights under
     Section 8.3(d), then any subsequent Company Matched Contributions or Profit-Sharing Contributions to which he is entitled shall be allocated to a separate Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount until such time as the Participant is fully vested in accordance with the provisions of
     Section 8.2. In any event, the vested value of a Participant's Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount shall only be distributed in accordance with
     Article XIV.

     8.5. NON-FORFEITURE OF PROTECTED BENEFITS. With respect to any benefit accrued under the DPMI Plan, nothing in this Plan shall be construed to eliminate or reduce a "section 411(d)(6) protected benefit" as that term is described in Treas. Reg. <section> 1.411(d)-4.

                                ARTICLE IX

                                   LOANS


     9.1. AVAILABILITY OF LOANS. The Committee may, in its sole discretion, in accordance with rules adopted and consistently applied in a uniform and nondiscriminatory manner direct the Trustee to loan a Participant who has completed at least two (2) years of participation in the Plan on any Valuation Date an amount from his Before-Tax Contributions Subaccount and the vested portion of his Company Matched Contributions Subaccount which is not less than one thousand dollars ($1,000) and which, when added to any other loan outstanding to that Participant under the Plan and under any other tax qualified retirement plan maintained by the Group, does not exceed the lesser of:

          (a) fifty thousand dollars ($50,000), or

          (b) the greater of ten thousand dollars ($10,000) or fifty percent (50%) of that Participant's Participant Account balance in the Plan;

PROVIDED, HOWEVER, that a Participant loan, when added to the outstanding balance of all other loans to that Participant from the Plan and from any other tax qualified retirement plan maintained by the Group shall not exceed fifty thousand dollars ($50,000) reduced by the excess of the highest outstanding loan balance of that Participant during the one year period ending on the day before the loan is made over the outstanding balance of all loans of that Participant on the date the loan is made; PROVIDED, FURTHER, that the aforesaid loan privileges shall also be extended to any party in interest (as defined in section 3(14) of ERISA) who is either the beneficiary of a deceased Participant who has a vested right to receive any portion of that deceased Participant's Participant Account, the alternate payee of a Participant who has a right to any portion of that Participant's Participant Account under a qualified domestic relations order, or a former Participant who has a vested Participant Account balance.

     9.2. RESTRICTIONS ON LOANS. The following restrictions shall apply in addition to any restrictions imposed pursuant to Section 4975(d)(1) of the Code or pursuant to Section 408(b)(1) of ERISA:

          (a) Loans shall be made available to all eligible Participants, eligible beneficiaries of deceased Participants and eligible alternate payees on a reasonably equivalent basis without regard to race, color, religion, sex, age or national origin and after giving consideration only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans, including but not limited to the applicant's credit-worthiness and financial need.

          (b) Loans shall not be made available to Participants who are highly compensated employees within the meaning of Section 414(q) of the Code or officers or shareholders of the Group in an amount greater than the amount made available to other Participants.

          (c) Loans shall be made in accordance with the specific provisions regarding such loans as set forth in this Article IX and with rules containing strict objective criteria which are adopted by the Committee and consistently applied in a uniform and nondiscriminatory manner, which rules are hereby incorporated by reference and made a part of the Plan.

          (d) Loans shall bear a reasonable rate of interest (which rate shall remain fixed during the term of the loan) to provide the Plan with a return commensurate with the interest rates charged by entities in the business of lending money for loans which would be made under similar circumstances and which rate shall not be less than the prime interest rate or such other rate quoted by the Trustee plus two percent (2%) and adjusted as the Committee determines to be appropriate.

          (e) Loans shall be adequately secured in accordance with Section 4975(d)(1) of the Code and Section 408(b)(1) of ERISA, but in no event shall more than fifty percent (50%) of the borrowing Participant's, eligible beneficiary's or eligible alternate payee's, as the case may be, vested interest in his Participant Account balance in the Plan immediately after the origination of the loan be considered as security. The adequacy of such security shall be determined by the Committee, in its sole discretion, in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arms-length terms.

          (f) The loan program established pursuant to this Article IX shall at all times be administered for the exclusive purpose of providing benefits to Participants and their beneficiaries based on an evaluation of all relevant facts and circumstances by the Committee.

     9.3.   ADDITIONAL  LOAN  RULES.   All  loans  shall  comply  with  the
following additional terms and conditions:

          (a) An application for a loan by a Participant, an eligible beneficiary of a deceased Participant or an eligible alternate payee shall be made by filing the Appropriate Form with the Committee on or before such date prior to the Valuation Date as of which the loan is to be effective as may be prescribed by the Committee.

          (b)  The  entire  unpaid  balances of any loans made  under  this
     Article IX and all interest due thereon, including all arrearages thereon, shall, at the sole option of the Committee, immediately become due and payable without further notice or demand, upon the occurrence, with respect to the borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, of any of the following events of default:

               (i) any payment of principal or accrued interest on a loan remains due and unpaid for a period of ten (10) calendar days after the same becomes due and payable under the terms of that loan;

                (ii) the commencement of a proceeding in bankruptcy, receivership or insolvency by or against the borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, but only to the extent then permitted under applicable federal law;

              (iii) the termination of the employment of the borrowing Participant with the Group for any reason;

              (iv) the borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, attempts to make an assignment for the benefit of creditors of his interest in a Participant Account or of any other security for his loan;

               (v) a qualified domestic relations order (as such term is then defined in Section 414(p) of the Code) with respect to the borrowing Participant is received by the Committee; or

               (vi) any loan proceeds are used, directly or indirectly, by the borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, to purchase or carry securities (as such term is then defined for purposes of Regulation G of the Federal Reserve Board as promulgated pursuant to Section 7 of the Securities and Exchange Act of 1934).

          (c) Any payments of principal or interest on a loan not paid when due shall bear interest thereafter at the rate specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of a loan after an event of default, or any failure to act to enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in Subsection (b) above.

          (d) If an event of default and an acceleration of the unpaid balance of any loan and interest due thereon shall occur (as described in Subsections (b) and (c) above), the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of that loan, including the right to execute on the security for that loan, and to apply any amounts credited to the Participant Account of the borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, at the time of execution or at any time thereafter in satisfaction of the unpaid balance of that loan and interest due thereon; PROVIDED, HOWEVER, that the Committee shall not have the right to direct the Trustee to execute on any amounts credited to a borrowing Participant's Before-Tax Contribution Subaccount before the date on which that Participant dies, becomes disabled, terminates his employment with the Group or attains age fifty-nine and one half (59 1/2), whichever is first to occur.

          (e) The period of repayment for each loan shall be arrived at by mutual agreement between the Committee and the borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, but such period shall not in any case exceed five (5) years; PROVIDED, HOWEVER, that if the loan proceeds are used by a borrowing Participant to acquire any dwelling unit which within a reasonable time period is to be used (determined at the date that the loan is made) as a principal residence by that borrowing Participant, the term of the loan may not exceed seven (7) years.

          (f) A Participant, eligible beneficiary of a deceased Participant or eligible alternate payee with an outstanding loan under this
     Article IX shall not be eligible for another loan until that borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee repays any outstanding loan.

          (g) The installments constituting repayments of any outstanding loan to a Participant under this Article IX shall be made through regular payroll deductions from amounts otherwise payable to that borrowing Participant by the Employers so as to assure that the loan is amortized in level payments, made not less frequently than quarterly, over the term of the loan; PROVIDED, HOWEVER, that if a borrowing Participant is not receiving any Compensation from the Employers during a period in which any loan is outstanding, that borrowing Participant shall be required to make installment payments equivalent in value and timing to the payments which would otherwise have been deducted from his paychecks by his Employer. The installments constituting monthly repayments of an outstanding loan to an eligible beneficiary of a deceased Participant or to an eligible alternate payee under this Article IX or to a borrowing Participant who is not receiving any Compensation from which payroll deductions can be made shall be made by personal check, money order or a certified or cashier's check delivered to the Committee on or before their respective due dates. Cash payments shall not be accepted.

          (h) A Participant, eligible beneficiary of a deceased Participant or eligible alternate payee with an outstanding loan under this Plan shall be permitted to prepay in increments of five hundred dollars ($500), without penalty, all or any portion of the outstanding loan balance and the accrued interest at any time.

          (i) Each loan shall be evidenced by a promissory note or such other documentation as may be required by the Committee, including but not limited to an authorization from each borrowing Participant to permit his Employer to effect repayment through regular payroll deductions and the written consent of that borrowing Participant's spouse, if any. The spouse's written consent, where applicable, shall be witnessed by Plan representative or by a notary public and shall be obtained in accordance with Section 417(a)(4) of the Code within the ninety (90) calendar day period ending on the date the loan is effective; such spousal consent shall specifically acknowledge the restrictions on distribution as described in Subsection (j).

          (j) No distribution shall be made to any Participant or former Participant or to a spouse or other beneficiary of any deceased Participant or to an alternate payee unless and until all unpaid loans secured by any portion of the distributee's interest, including accrued interest thereon, have been liquidated.

          (k) The borrowing Participant, eligible beneficiary of a deceased Participant or eligible alternate payee, as the case may be, shall certify that the loan proceeds will not be used, directly or indirectly, to purchase or carry securities (as such term is then defined for purposes of Regulation G of the Federal Reserve Board as promulgated pursuant to Section 7 of the Securities and Exchange Act of 1934).

          (l) Each loan shall have such additional terms as to application fees, processing charges, default, prepayment and security as the Committee, in its sole discretion, may determine to be appropriate in accordance with the strict objective criteria set forth in the loan rules adopted pursuant to this Article IX.

     9.4. ACCOUNTING FOR LOANS. A Participant Loan Subaccount shall be established as of the date a loan is made to a Participant, eligible beneficiary of a deceased Participant or eligible alternate payee in accordance with this Article IX, and an amount equal to the principal amount of the loan shall be transferred from that Participant's, eligible beneficiary's or eligible alternate payee's Before-Tax Contributions
Subaccount and the vested portion of his Company Matched Contributions Subaccount to his Participant Loan Subaccount. The loan shall be treated as an investment of the funds credited to the borrowing Participant's, eligible beneficiary of a deceased Participant's or eligible alternate payee's interest in his Before-Tax Contributions Subaccount and Company Matched Contributions Subaccount. Cash equal to the amount of any loan granted under this Article IX shall be obtained by liquidating investments in each investment fund in which that Participant has a Before-Tax Contributions Subaccount or Company Matched Contributions Subaccount first from the vested portion of those subaccounts invested in Fund 1, second from the vested portion of those subaccounts invested in Fund 5, third from the vested portion of those subaccounts invested in Fund 2, fourth from the vested portion of those subaccounts invested in Fund 3, fifth from the vested portion of those subaccounts invested in Fund 6, sixth from the vested portion of those subaccounts invested in Fund 4, seventh from the vested portion of those subaccounts invested in Fund 8 and finally from the vested portion of those subaccounts invested in Fund 7, all determined as of the preceding Valuation Date. Repayments of principal and interest on a borrowing Participant's, eligible beneficiary's or eligible alternate payee's outstanding loan shall be credited to the borrower's Participant Loan Subaccount and transferred from a Participant Loan Subaccount back to that borrowing Participant's, eligible beneficiary of a deceased Participant's or eligible alternate payee's interest in the Participant's Before-Tax Contributions Subaccount or Company Matched Contributions Subaccount and shall be invested in Fund 2.

     9.5. TEMPORARY SUSPENSION OF LOANS. In order to facilitate the merger of the DPMI Plan into this Plan, no loans shall be available under this Plan to a Participant who participated in the DPMI Plan as of March 31, 1997 during the period beginning on or about March 15, 1997 and ending on or about April 15, 1997.

                                 ARTICLE X

                                RETIREMENT


     10.1.  RETIREMENT  DATE.   The normal retirement date of a Participant
shall be the first calendar day of the month next following his sixty-fifth
(65th) birthday.

     10.2. LATE RETIREMENT. Any Participant may, in accordance with the Age Discrimination in Employment Act as now in effect or hereafter amended and regulations promulgated thereunder and applicable state laws, continue working for the Employers past age sixty-five (65) and retire at any time thereafter; PROVIDED, HOWEVER, that the deferral of distribution of his Participant Account beyond age sixty-five (65) shall be subject to restrictions imposed by Section 14.5 and shall also be permitted only to the extent then authorized by, and in compliance with, all requirements then imposed under Section 2530.203-3 of the Department of Labor Regulations which are incorporated herein by reference. Any Participant working past age sixty-five (65) shall continue to have Employer contributions made on his behalf under Section 5.1, Section 5.2 and Section
5.12  and  shall  be permitted to make After-Tax Contributions pursuant  to
Section 5.11.

     10.3.  BENEFIT  AT RETIREMENT.  If any Participant retires pursuant to
Section 10.1 or Section 10.2, he shall be entitled to receive one hundred percent (100%) of the value of his Participant Account as of his retirement payable as soon as practicable after the first Valuation Date on or immediately following his retirement date (or, subject to any restrictions in Article XIV, any Valuation Date thereafter that the Participant may elect). Distribution of retirement benefits shall be made in accordance with Article XIV.

                                ARTICLE XI

                                 SEVERANCE


     11.1. SEVERANCE BENEFITS. If any Participant's employment with the Group is terminated because of Severance, he shall be entitled to receive the vested portion of the value of his Participant Account as of his Severance payable as soon as practicable after the first Valuation Date on or immediately following his Severance (or, subject to any restrictions in
Article XIV, any Valuation Date thereafter that the Participant may elect). No distribution to a Participant who is less than one hundred percent (100%) vested in the value of his Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount shall be made prior to the end of the computation period in which the Participant first incurs five (5) consecutive One Year Breaks in Service unless the Participant files an application with the Committee requesting a lump sum distribution of the vested interest in his Profit-Sharing Contributions Subaccount and Company Matched Contributions Subaccount and such distribution is actually made not later than the close of the second Plan Year following the date of such application. Distribution of Severance benefits shall be made in accordance with Article XIV.

                                ARTICLE XII

                             TOTAL DISABILITY



     12.1. TOTAL DISABILITY BENEFITS. If the Committee determines that any Participant has suffered a Total Disability, that Participant shall be entitled to one hundred percent (100%) of the value of his Participant Account as soon as practicable after the first Valuation Date on or immediately following the date on which his employment with the Group is terminated because he is determined by the Committee or by its designate to have suffered a Total Disability (or, subject to any restrictions in Article XIV, any Valuation Date thereafter that the Participant may elect). Distribution of Total Disability benefits shall be made in accordance with
Article XIV.

                               ARTICLE XIII

                                   DEATH



     13.1. DEATH BEFORE PAYMENT OF PLAN BENEFITS HAS BEEN MADE. If any Participant dies before the payment of any benefits to which he is entitled under the Plan has been made, the beneficiary designated by that
Participant pursuant to Section 13.2 shall be entitled to one hundred percent (100%) of the value of his undistributed Participant Account as of the date of his death payable as soon as practicable after the first Valuation Date on or immediately following the date of his death; PROVIDED, HOWEVER, that the beneficiary may elect in writing to defer payment of the Participant's undistributed Participant Account for up to five (5) years thereafter, subject to the restrictions of Article XIV. Distribution of the value of his Participant Account shall be made in accordance with
Article XIV.

     13.2. BENEFICIARY DESIGNATION. Each Participant shall designate a beneficiary (along with contingent beneficiaries) to whom, in the event of the death of that Participant, any benefit may become payable hereunder. In the absence of a valid beneficiary designation by the Participant or in the event that no designated beneficiary survives the Participant, such benefits shall be paid to the Participant's Spouse, if living at the time of the Participant's death, or if no such Spouse is then living, then to the Participant's descendants, per stirpes, who shall be living at the time of the Participant's death, or, if there are no such descendants then living, then to the Participant's estate. The designation of beneficiary shall be made, changed or revoked in writing in the form and manner prescribed by the Committee, and shall not be effective until delivered by the Participant to the Committee. In the event that a beneficiary does not survive the Participant, the designation of such beneficiary shall be null and void. The designation of a Spouse as beneficiary shall be null and void if the Participant and such Spouse are divorced, unless the Participant makes a valid beneficiary designation after the final date of such divorce indicating that such former Spouse is to remain his beneficiary, except as otherwise required by a qualified domestic relations order. Any beneficiary designation (whether made before or after the adoption of this Plan) shall be invalid and ineffective to the extent that it is contrary to the provisions of Article XIV or a qualified domestic relations order.

     The most recent beneficiary designation made by a Participant while a participant in the DPMI Plan shall remain in effect unless or until the Participant revokes such beneficiary designation or unless such beneficiary designation would otherwise be revoked according to the terms of this Plan.

                                ARTICLE XIV

                            PAYMENT OF BENEFITS



     14.1. STANDARD METHOD OF DISTRIBUTION UPON TERMINATION OF EMPLOYMENT OR RETIREMENT. Unless the Participant elects otherwise in accordance with
Section 14.2(c), the standard method of distribution for an unmarried Participant shall be a monthly pension commencing immediately payable for the lifetime of such Participant. Unless the Participant and the Spouse to whom he is married on the date that benefits hereunder commence elect otherwise as provided in Section 14.2(c), the standard method of distribution for a married Participant shall be in the form of a qualified joint and survivor annuity commencing immediately. Such life annuity or qualified joint and survivor annuity shall be provided by a nontransferable annuity contract purchased by the Trustee with the lump sum value of the vested portion of the Participant's Participant Account from an insurance company (based on unisex purchase rates) approved by the Company. The life annuity shall provide for payment of a level monthly amount for the Participant's lifetime. The qualified joint and survivor annuity shall provide for payment of a level monthly amount for the Participant's lifetime and for continuing level monthly payments after his death equal to fifty percent (50%) of such monthly amount for the remaining lifetime of his Spouse. If a Participant dies before commencement of his benefits, distribution of his benefits hereunder shall be subject to the provisions of Section 14.6.

     14.2.   OPTIONAL  METHODS  OF  DISTRIBUTIONS  AND   NOTICE   REGARDING
QUALIFIED JOINT AND SURVIVOR ANNUITY.

          (a) Subject to the provisions of Subsection (c) and to the provisions of this Article XIV, a Participant (or, in the event of the Participant's death, a beneficiary entitled to receive a distribution under the Plan) may elect, as provided in Subsection (b) below, an optional method of distribution of the value of the vested portion of his Participant Account from among the following methods:

               (1) a lump sum cash payment;

               (2) installments determined in accordance with Section 14.8 over a period selected by the Participant (or his beneficiary) not exceeding the maximum permissible period determined in accordance with Section 14.5;

               (3) level monthly payments under a nontransferable annuity contract purchased by the Trustee with the lump sum value of such vested interest (or the portion thereof being distributed in this method) from an insurance company (based on unisex purchase rates) as directed by the Committee payable:

                     (i)  for  the lifetime of the Participant (or  if  the
               Participant  has  already   died,   for   the  beneficiary's
               lifetime);

                    (ii) for the Participant's lifetime with  a  guaranteed
               minimum number of payments not exceeding his life expectancy at the annuity commencement date; or

                  (iii) for the Participant's lifetime with provisions for continuing level monthly payments of a specified percentage (not exceeding one hundred percent (100%)) of the amount of such Participant's monthly payments for the lifetime of the Participant's beneficiary; PROVIDED, HOWEVER, if the beneficiary is other than the Participant's Spouse, the present value of payments expected to be made to the Participant must exceed fifty percent (50%) of the present value of total payments expected to be made to the Participant and his beneficiary; or

               (4) any combination of the foregoing which in the aggregate is equivalent to the lump sum value of such vested interest.

          (b) Any election under Subsection (a) and the revocation or change of such election shall be made in writing, in the form and manner prescribed by the Committee. The period for making such election shall end on the date that distribution of benefits to him commence. Notwithstanding the foregoing, a Participant may only elect an optional method of distribution pursuant to the rules and conditions stated in the following Subsection (c).

          (c) The following rules and conditions shall apply regarding notice to Participants of the right to elect not to receive the standard method of distribution and the requirement that a married Participant's Spouse consent to any such election:

               (1) Within thirty (30) days but no more than ninety (90) days before benefits commence, the Employers shall provide a Participant with a written explanation of (i) the terms and conditions of the standard method of distribution, (ii) the Participant's right to elect not to have benefits paid in the form of the standard method of distribution and the effect of such election, (iii) the right of the Participant's Spouse to consent in writing to such election, and (iv) the Participant's right to revoke an election and the effect of such revocation.

               (2) A Participant may elect in writing, within the time period commencing on the receipt of such election information and ending on the date that the payment of his benefit hereunder is scheduled to commence, not to have his benefits paid in the form of a life annuity if he is unmarried or a qualified joint and survivor annuity if he is married; PROVIDED, HOWEVER, that any election to waive the standard method of distribution shall not be effective if it is made more than ninety (90) days before the date that the payment of his benefit under the Plan is scheduled to commence, except to the extent permitted under the Code. Such election must be in writing and must be consented to by the Participant's Spouse if the Participant is married on the date of distribution, unless the Participant establishes to the satisfaction of the Committee that the consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as permitted by the Code. Such consent by a Spouse must be in writing, must be witnessed by a Plan representative or by a notary public, and must be limited to a benefit for a specific alternate beneficiary. Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse.

               (3) Notwithstanding the foregoing, a Participant may elect (with the consent of his Spouse) to waive any requirement that the written explanation described in Paragraph (1) be provided at least thirty (30) days before benefits commence if distribution to the Participant commences more than seven (7) days after such explanation is provided.

          (d) A Participant may revoke any previous election under the preceding Subsection (c) by a written instrument delivered to the Committee at any time before the date that the payment of his benefit hereunder is scheduled to commence. There shall be no limit on the number of elections or revocations that can be made. A revocation of a prior election may be made by a Participant without his Spouse's consent, but any subsequent election will require a new consent from the Participant's Spouse. Once a Spouse has consented to a Participant's election, such Spouse's consent cannot be revoked unless the Participant also revokes his election. For purposes of this Subsection (d), a former Spouse will be treated as the Spouse to whom the Participant is married on the date benefits hereunder commence to the extent provided under a qualified domestic relations orders.

     14.3. INCAPACITY. If any person who is entitled to receive any benefits hereunder is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Committee shall instruct the Trustee to make distribution to such other person or persons or to such institution or institutions as in the judgment of the Committee shall then be maintaining or have custody over such distributee.

     14.4. IDENTITY OF PAYEE. Except as otherwise provided by ERISA, the determination by the Committee as to the identity of the proper payee for any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall, to the extent thereof, constitute a complete discharge of all obligations under the Plan. The Committee shall make reasonable inquiries regarding whether a Participant who is to commence receiving retirement benefits is married and whether a Participant who dies before commencement of his benefits has a surviving Spouse. The Committee shall be entitled to rely upon a statement made by the Participant regarding his marital status as long as such reliance is in good faith. If after reasonable efforts to locate a Participant's surviving Spouse or to determine whether a Participant is married, the Committee determines that such Spouse cannot be located or that the Participant is not married, then for all purposes under the Plan the Participant shall be regarded as unmarried, except as otherwise required by any applicable regulations under ERISA or the Code.

     14.5. DEADLINE FOR PAYMENT OF BENEFITS. Notwithstanding anything contained herein to the contrary, the payment of benefits to which a Participant is entitled hereunder shall commence not later than the sixtieth (60th) calendar day after the latest of the end of the Plan Year in which:

          (a) that Participant attains age sixty-five (65);

          (b) occurs the tenth (10th) anniversary of the Plan Year in which that Participant commenced his participation in the Plan; or

          (c) that Participant terminates his employment with the Group;

PROVIDED, HOWEVER, that the payment of benefits to a Participant shall commence not later than the April 1 immediately following the last calendar day of that Participant's taxable year in which that Participant attains age seventy and one half (70 1/2) regardless whether or not his employment by the Group has been terminated; PROVIDED, FURTHER, that, for Plan Years beginning on or after January 1, 1997, the payment of benefits to a Participant who attains age seventy and one-half (70 1/2 ) shall not begin until that Participant terminates employment with the Group, unless otherwise required under the Code (including, but not limited to, Section 411(d)(6) of the Code).

     A Participant's benefits shall be distributed, beginning not later than the date required by the first sentence of this Section 14.5, over the life expectancy of the Participant or over the life expectancy of such Participant and a designated beneficiary, or over a period not extending beyond the life expectancy of such Participant and a designated beneficiary. If the distribution of a Participant's benefits has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of the Participant's benefits shall be distributed at least as rapidly as under the method of distribution being used under the preceding sentence as of the date of his death.

     If a Participant dies prior to the commencement of the payment of benefits, the Participant's benefits shall be distributed within the later of:

          (d) five (5) years after the date of such Participant; or

          (e) over the life expectancy of a designated beneficiary or over a period not extending beyond the life expectancy of the beneficiary; PROVIDED, HOWEVER, that such distributions shall begin not later than one year after the date of the Participant's death (or such later date as the Code may prescribe).

     If the designated beneficiary referred to in subsection (e) is the surviving Spouse of the Participant, the date on which distributions are required to begin under subsection (e) shall not be earlier than the date on which the Participant would have attained age 70-1/2, and if the surviving Spouse dies before the distributions to such Spouse begin, this sentence shall be applied as if the surviving Spouse were the Participant.

     14.6. DISTRIBUTION UPON DEATH PRIOR TO COMMENCEMENT OF BENEFITS. Upon the death of a married Participant who dies before his benefits under this Plan commence, fifty percent (50%) of his vested Participant Account balance shall be applied toward the purchase of an annuity for the life of his surviving Spouse (except to the extent the Spouse consents otherwise as provided in this Section 14.6 or as provided in Section 14.9), and the remaining fifty percent (50%) of that Participant's vested Participant Account balance shall be distributed in a lump sum to the Participant's beneficiary (who need not be the surviving Spouse) or in such optional form as the Participant may elect. Upon the death of an unmarried Participant who dies before his benefits under the Plan commence, his vested Participant Account balance shall be distributed to his beneficiary in a single lump sum or in such optional form as the Participant may elect. Any annuity payable to a surviving Spouse shall commence on the earliest date the Participant would have been able to elect to receive retirement benefits under this Plan had the Participant lived, unless an earlier date is elected by the surviving Spouse. Notwithstanding the foregoing, a surviving Spouse shall have the right to elect, in lieu of the pre-retirement survivor annuity death benefit otherwise payable to the surviving Spouse, a different form of payment that is available under the Plan with respect to the portion of the Participant Account that is payable to the surviving Spouse, provided that such election is witnessed by a Plan representative or by a notary public. A non-spouse beneficiary may elect a different form of payment that is available under the Plan, other than a lump sum. For purposes of this Section 14.6, a former Spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order. Notwithstanding the foregoing, a Spouse may consent in writing to a Participant's election to designate a non-spouse beneficiary to receive the fifty percent (50%) of the Participant's vested Participant Account balance otherwise payable to such Spouse. The following rules and conditions shall apply regarding notice to Participants of the right to such election and the requirement that the Participant's Spouse consent to any such election:

          (a) The Employers shall provide each Participant, within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year in which the Participant attains age thirty-five (35), a written explanation of the pre-retirement death benefit in such terms and in such manner as would be comparable to the explanation provided with respect to the qualified joint and survivor annuity. If a Participant first becomes a Participant after the first day of the Plan Year in which he attained age thirty-two (32), the Employers shall provide the notice required by this Section 14.6 not later than the close of the third Plan Year following the first day of the first Plan Year in which the individual is a Participant.

          If the Participant  terminates  employment  before age thirty-two
     (32), notice must be provided at the time of termination or within one year after termination. In any event, any required notice may be provided at a later date to the extent that a later date is allowed by the Code. In no event, however, shall the applicable period with respect to which a Participant must be given notice as described in this Section 14.6 expire prior to the end of a reasonable period after
     Section 401(a)(11) of the Code applies to such Participant.

          (b) A Participant may elect, at any time after attainment of age thirty-five (35), not to be covered under the pre-retirement death benefit; PROVIDED, HOWEVER, that such an election must be consented to in writing by his Spouse. Any such written consent by a Spouse shall acknowledge the effect of the election not to be covered under the pre-retirement death benefit and must be witnessed by a Plan representative or by a notary public. A revocation of a prior election may be made by the Participant without the Spouse's consent. The number of revocations shall not be limited. Any new election by the Participant following revocation of a prior election shall require a new consent from the Participant's Spouse.

          A Participant may designate a non-spouse beneficiary to receive the fifty percent (50%) of the Participant's vested Participant Account balance otherwise payable to such Spouse, if such designation is consented to in writing by the Spouse. Any such written consent by a Spouse shall acknowledge the effect of the Participant's election to designate a non-spouse beneficiary, must be witnessed by a Plan representative or by a notary public and must be limited to a benefit for a specific alternate beneficiary.

          Any such written consent by a Spouse shall be effective only with respect to such Spouse. A revocation of a prior election to designate a non-spouse beneficiary may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new election by a Participant following revocation of a prior election by a Participant shall require a new consent from the Participant's Spouse. In any event, spousal consent shall not be required if the Participant had earlier established to the satisfaction of the Employer that the consent could not be obtained because the Spouse could not be located or because of other circumstances as the Code may prescribe. If, upon a Participant's death, the Participant has executed a valid election to designate a non-spouse beneficiary and the Participant's Spouse has consented to such election pursuant to this Section 14.6, then the surviving Spouse shall not be entitled to any death benefit pursuant to this Section 14.6.

     14.7. RESTRICTIONS ON DISTRIBUTIONS. Notwithstanding anything in the Plan to the contrary, amounts attributable to Before-Tax Contributions shall not be distributed earlier than upon one of the following events:

          (a) an Employee's retirement, death, Total Disability or other separation from service;

          (b) the termination of the Plan without the establishment of a successor plan;

          (c) an  Employee's  attainment of age fifty-nine and one half (59
     1/2);

          (d) the sale or other disposition by the Employee's Employer to an unrelated corporation, which does not continue to maintain the Plan, of substantially all of the assets used in the Employer's trade or business, but only with respect to those Employees who continue employment with the acquiring corporation; or

          (e) the sale or other disposition by the Group of its interest in the Employee's Employer to an unrelated entity which does not continue to maintain the Plan, but only with respect to those Employees who continue employment with that Employer.

     Payment of benefits shall be made in accordance with Section 401(c)(9) of the Code, including the incidental death benefit requirements of Treasury Regulations promulgated thereunder.

     14.8. INSTALLMENT DISTRIBUTIONS. Where, in accordance with the provisions of Section 14.2, all or part of any distribution is to be made in installments, the Committee shall direct the Trustee to deposit cash of the Trust Fund to provide for such installment payments in one or more segregated savings accounts or certificates of deposit in banking or savings institutions. Such accounts shall be credited with interest at the interest rates applicable to such savings accounts or certificates of deposit of each depository, and such interest shall be added to the amount distributable. Such accounts shall be a segregated part of the Trust Fund and shall be subject to all the provisions of the Plan and Trust Agreement, except that no allocations of Employer contributions or Trust gain or loss shall be made thereto. A Participant (or his beneficiary) may request (subject to the consent of the Committee) that, instead of being deposited in such segregated savings accounts or certificates of deposit, the amount to provide for such installment payments shall continue to be held and invested as an unsegregated part of the Trust Fund and that it shall be included in the valuation of the Trust Fund and in the determination of the balance of the Participant's Account for the purpose of allocation of Trust gain or loss.

     Subject to the restrictions of Section 14.5 of this Plan, if all or part of a distribution is to be made in installments, the amount to be distributed in each year shall equal the balance to the credit of the Participant as of the first day of such year multiplied by a fraction, the numerator of which shall be one, the denominator of which shall be the number of years then remaining during which installments are to be made; PROVIDED, HOWEVER, that a Participant may elect to have an amount distributed in any year in excess of the minimum required distribution and any such excess may be used as directed by the Participant to reduce the minimum required distribution in any subsequent year; PROVIDED, FURTHER, that the number of remaining years may be redetermined not more frequently than annually; PROVIDED, FURTHER, that the present value of payments expected to be made to the Participant must equal at least fifty percent (50%) of the present value of payments expected to be made to the Participant and any beneficiary.

     If all or part of any distribution is being made in installments and full payment of the installments has not been made, the Participant (or his beneficiary) may request the Committee to change the method of distribution from such installment method to a lump sum. A request by a married Participant for a change in the method of distribution from installments to a lump sum shall require the consent of the Participant's Spouse in a form meeting the requirements of Section 14.2.

     If a former Participant is reemployed by the Employer after five (5) consecutive One Year Breaks in Service, any such installment distributions to him shall, at the discretion of the Participant, be continued notwithstanding such reemployment or discontinued and any balance restored to his Account where it shall be separately accounted for. If a Participant is reemployed before five (5) consecutive One Year Breaks in Service, any such installment distributions to him shall be suspended until it is determined whether such Participant intends to exercise his right to repay the full amount of any installment already received pursuant to
Section 8.3. If such Participant repays such amount within the required period, the balance held in segregated accounts for such Participant pursuant to this Section 14.8 shall be restored to his Account as of such date of repayment. If such Participant does not repay such amount within the period specified in Section 8.3, installment distributions shall be resumed following the end of such period.

     14.9.   DISCLAIMER  BY  SURVIVING  SPOUSE  OR  OTHER  BENEFICIARY.   A
surviving Spouse or other beneficiary who is entitled to receive any benefits under the provisions of this Plan may disclaim all or any portion of such benefit by filing a written disclaimer with the Committee at any time after the death of the Participant. Any such disclaimer shall be irrevocable and shall be notarized or witnessed by a Plan representative. In the event that such a disclaimer is received by the Committee prior to the payment of all benefits under the Plan due such surviving Spouse or other beneficiary, then notwithstanding any other provisions of the Plan, any disclaimed benefits otherwise payable to the person filing such disclaimer shall be paid to the person designated by the Participant to receive such benefits in the event of such a disclaimer, or if the Participant has made no such designation then to the person who would be the Participant's beneficiary determined in accordance with the provisions of Section 13.2 of the Plan, as if the disclaiming person had predeceased the Participant.

     14.10. DISTRIBUTION OF SMALL ACCOUNT(S). In the event the total vested value of any Participant's Participant Account does not exceed three thousand five hundred dollars ($3,500), payment of the entire vested portion of the Participant's Participant Account shall be made in a single sum cash settlement as soon as practicable after the Participant's termination of employment. Any such payment shall be made to the
Participant is he is living, or to the Participant's beneficiary if the Participant is deceased; PROVIDED, HOWEVER, that if a deceased Participant has a surviving Spouse, such surviving Spouse shall be entitled to receive such payment unless the Spouse has consented to the Participant's election to designate a non-spouse beneficiary as provided in Section 14.6. If the total vested value of a Participant's Participant Account is distributed in a lump sum pursuant to this Section 14.10, then such distribution shall be in full satisfaction of any amount otherwise due to the Participant or to any other person under any other provisions of this Plan.

     A distribution to a married Participant pursuant to this Section 14.10 shall not require the consent of the Participant's Spouse. Notwithstanding the foregoing, no lump sum distribution of any remaining benefits may be made to a married Participant (or Spouse if the Participant dies before receiving his entire interest) under this Section 14.10 after the benefits have already commenced, unless the Participant and his Spouse (or Spouse only if the Participant has died) consent in writing to such distribution.

     If the total vested value of the Participant's Account exceeds three thousand five hundred dollars ($3,500), the Participant must consent to any distribution from such Account, and consent of that Participant's Spouse shall be required pursuant to Section 14.2 for any form other than a qualified joint and survivor annuity.

     14.11.  SUSPENSION OF DISTRIBUTIONS. Notwithstanding anything  in this
Article XIV to the contrary and in order to facilitate the merger of the DPMI Plan into this Plan, no distributions shall be made during the period beginning on or about March 15, 1997 and ending on or about April 15, 1997, with respect to the account balances of those Participants who participated in the DPMI Plan as of March 31, 1997.

                                ARTICLE XV

                                  CLAIMS



     15.1. PROCEDURE. In order to provide for the payment of any benefits to which a Participant or other person may be entitled under the Plan, the Committee shall be given timely written notice of that Participant's retirement, Total Disability, Severance or death and of any other event upon which occurrence benefits may be payable under the Plan.

          (a) Each written request for a Plan benefit (a "Claim") made by a Participant, beneficiary or any other person (a "Claimant") shall be filed with the Committee who shall, within ninety (90) calendar days after its receipt thereof ("Claim Period"), either accept it or deny it (wholly or partially) and within that time notify the Claimant in writing of such acceptance or denial in accordance with Section 503 of ERISA. The Claim Period may be extended for another ninety (90) calendar day period if it is found that special circumstances require an extension of time for processing. In such case, before the expiration of the Claim Period, the Claimant shall be informed in writing by the Committee of the reasons for such extension and the date on which a final decision is expected.

          (b) If a Claim is wholly or partially denied, the Claimant shall be furnished by the Committee with a written notice setting forth in a manner calculated to be understood by the Claimant:

               (i) the specific reason(s) for denial;

              (ii) specific reference(s) to pertinent Plan provision(s) on which any denial is based;

              (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim, if any, and an explanation of why such material or information is necessary; and

              (iv) an explanation of the Plan's Claim review procedures.

          (c) If a Claimant does not receive written notification of acceptance, denial or extension during the Claim Period or any extension thereof, he may request review as if his Claim had been entirely denied as of the expiration date of such Claim Period or extension thereof.

          (d) Upon denial, a Claimant is entitled, either in person or by his duly authorized representative, to:

               (i) request a review of the Claim by the Committee upon written application for review made to the Committee; in the case of a denial as to which written notice of denial has been given to the Claimant, any such written request for review of the claim shall be made within sixty (60) calendar days after receipt by the Claimant of the written denial notice;

              (ii) review pertinent documents relating to the denial; and

             (iii) submit issues and comments in writing.

          (e) The Committee shall make its decision with respect to a Claim review promptly, but not later than sixty (60) calendar days after receipt of the written review request in accordance with Section 503 of ERISA. Such sixty (60) calendar day period may be extended for another period of sixty (60) calendar days if the Committee finds that special circumstances require an extension of time for processing. In such case, before the expiration of the initial sixty (60) calendar day period, the Claimant shall be informed, in writing, of the reasons for such extension by the Committee. The final decision of the Committee shall be in writing, giving specific reasons for the decision and making specific references to the pertinent Plan provisions on which the final decision is based.

                                ARTICLE XVI

                          ADMINISTRATION OF PLAN



     16.1.   ADMINISTRATION   BY   THE   COMMITTEE.    The  Plan  shall  be
administered by the Committee. Administration of the Plan shall be the sole responsibility of the Committee except to the extent that:

          (a) authority to hold the Trust Fund and to invest and reinvest the Trust Fund has been delegated to the Trustee in accordance with
     Article XVII; or

          (b) authority to act for the Committee has otherwise been delegated by the Committee pursuant to Section 16.2.

     The Committee, in its sole discretion, shall be authorized to determine all questions as to the rights of Participants and their beneficiaries under the Plan.

     16.2. DELEGATION OF DUTIES. The Committee may appoint or designate such agents as it may deem necessary for the effective exercise of the Committee's duties and may delegate to such agents any powers and duties of the Committee, both ministerial and discretionary, as is then permitted under ERISA and as it may deem expedient or appropriate.

     16.3. RECORDATION OF ACTIONS. All acts and determinations of the Committee shall be duly recorded, and all such records, together with such other documents as may be required under the Code or under ERISA or otherwise necessary for the administration of the Plan, shall be preserved for such retention period as is then required under the Code and under ERISA.

     16.4. DUTIES OF COMMITTEE. Other than the management of the Trust Fund, with which the Trustee shall be charged, the Committee shall have complete control of the administration of the Plan, with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Committee shall have the power to process all claims in accordance with Section 503 of ERISA and Article XV, to construe the Plan and to determine all questions relating to the eligibility of Employees to participate in the Plan, the amount of benefits to which any Participant or its beneficiary may become entitled hereunder and the amount of contributions to the Trust Fund which shall be made by the Employers. All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust Fund, shall be made upon, and in accordance with, the written directions of the Committee. Except as otherwise provided in Section 15.1, decisions of the Committee upon all matters within the scope of its authority shall be final and binding upon the Employers and upon each and every person who may be or become interested in the Plan or who may claim any rights or benefits hereunder and may be reversed by a court of competent jurisdiction only upon a finding by the court that such determination was arbitrary and capricious.

     16.5. INDEMNIFICATION. To the fullest extent permitted by law, each Committee member and any person to whom the duties and responsibilities of the Committee have been delegated shall be free from all liability for his acts and conduct in the administration of the Plan, and the Employers shall indemnify and hold him harmless from the effects and consequences of his acts and conduct in his official capacity to the fullest extent then permitted under applicable law, except to the extent that such effects and consequences flow from his own willful misconduct, fraud or lack of good faith. The right of indemnity described in the preceding sentence shall be conditioned upon (a) the timely receipt of notice by the Company of any claim asserted against the individual, which notice, in the event of a lawsuit shall be given within ten (10) days after receipt by the individual of the complaint, and (b) the receipt by the Company of an offer from the individual of an opportunity to participate in the settlement or defense of such claim.

     16.6. COMMUNICATIONS TO TRUSTEE. Such instructions and directions as the Committee shall give to the Trustee from time to time or as may be requested by the Trustee shall be in writing and, except as otherwise provided by ERISA, the Trustee shall be protected fully in acting upon any such written directions and instructions.

     16.7. ADDITIONAL RIGHTS OF COMMITTEE. The Committee shall have the right to engage accountants, legal counsel (who may, but need not, be counsel to the Company, to the Group or to the Trustee) or pension consultants, and to approve record forms and descriptive literature.

     16.8. COMPLIANCE WITH LAW. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and with the Code relating to records of a Participant's Period of Service, Years of Service, Hours of Service and Compensation, contributions, notifications to Participants, annual reports to and registration with the Internal Revenue Service and annual reports to the Department of Labor.

     16.9. WAIVER OF TIME DEADLINES. The Committee shall have the right to waive any time deadlines required by the Plan which the Committee, in its sole discretion and by applying uniform and nondiscriminatory standards, believes would be desirable and in the best interests of the Participants and of the Plan.

     16.10. LIMITATIONS ON RESPONSIBILITIES OF FIDUCIARIES. No fiduciary under this Plan shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A fiduciary under this Plan shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary under this Plan if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of such fiduciary's authority or delegated responsibility.

                               ARTICLE XVII

                           DUTIES OF THE TRUSTEE



     17.1. GENERAL PROVISIONS. The assets of the Trust Fund shall be held by the Trustee appointed by the Committee from time to time.

     17.2.   TRUST  AGREEMENT.   The  Company  has  entered  into  a  Trust
Agreement with the Trustee under which the Trustee shall receive contributions made by the Employers pursuant to the Plan and shall hold, invest, reinvest and distribute the Trust Fund in accordance with the terms and provisions of the Plan and of that Trust Agreement. The Committee may modify any such Trust Agreement from time to time to accomplish the purposes of the Plan without the consent of any other person; PROVIDED, HOWEVER, that the duties, liabilities and powers of the Trustee shall not be substantially increased without its consent and that any such modification shall not cause or permit any part of the Trust Fund to be diverted to purposes other than those expressly permitted by the Plan, by the Code and by ERISA.

     17.3. DELEGATION OF DUTIES. The Trustee and the Committee may by mutual agreement arrange for the delegation by the Trustee to an Employer or to the Committee of any of its functions other than the investment, valuation, management and custody of assets, the voting with respect to any securities and the purchase and sale or redemption of securities.

     17.4. RECORDS. The Trustee shall keep full books of account in accordance with written instructions received from the Committee and with requirements then imposed under ERISA and under the Code and shall submit to the Committee a semi-annual report which shall include a list of the investments comprising the Trust Fund at the end of the period covered by the report, showing the current fair market valuation placed on each item on such list by the Trustee at the end of such period and the total of such valuations, and which report shall also include a statement of purchases, sales and any other investment changes and of income and disbursements since the last preceding semi annual report. Copies of such semi-annual reports shall be made available for inspection at the principal office of the Company and at such other places as the Committee shall specify in accordance with ERISA.

     17.5. PARTICIPANT'S REPRESENTATIVES. The Trustee shall not be bound to recognize the authority or agency of any party for a Participant or for his beneficiary unless and until it shall receive documentary evidence thereof in form and substance satisfactory to it and thereafter from time to time, as the Trustee may require, further documentary evidence disclosing the continuing status of any such agency relationship.

                               ARTICLE XVIII

                               MISCELLANEOUS



     18.1. PAYMENT OF EXPENSES. All administrative expenses of the Plan (including expenses incurred by members of the Committee) and all fees and retainers of the Plan's consultants, auditors and counsel (who may, but need not, be counsel to the Company, to the Group or to the Trustee), except for any premiums for individual fiduciary liability insurance on the persons of the Committee members, shall be paid by the Trustee from the Trust Fund; PROVIDED, HOWEVER, that the Employers may pay such expenses directly (in addition to Employer contributions under the Plan).

     18.2. FORMS. All forms required to be submitted under the Plan shall be prepared by the Committee and submitted in accordance with its directions.

     18.3. NO RIGHT OF EMPLOYMENT. Neither the Plan nor any action taken under it shall be construed as giving any Employee or any other person any right, legal or equitable, under the Plan against the Company, against the Group or against any shareholder, officer, director, agent or employee of an Employer, except as specifically provided for in the Plan. Nothing in the Plan shall be construed as giving any Employee the right to remain in the employ of an Employer or to change the terms of his employment by his Employer.

     18.4.   CONSTRUCTION.   In the construction of the Plan, the masculine
includes the feminine and the singular includes the plural in all cases in which such meanings are appropriate.

     18.5. COPIES OF DOCUMENTS. Copies of the Plan and of the Trust Agreement shall be made available by the Committee to Employees during regular business hours at the Company's principal office and at such other locations as the Committee may designate. No documents (at any time published or distributed to any Employee, Participant, former Participant, Spouse, beneficiary or any other person) which summarize and explain the material provisions of the Plan shall be construed or interpreted in any way as constituting the Plan, and in the event of any conflict between such documents and the terms of the Plan, the terms of the Plan shall govern.

     18.6.   JURISDICTION.   The  Plan  shall  be construed and enforced in
accordance with the laws of Indiana, except as otherwise required by ERISA.

     18.7. NONALIENATION OF BENEFITS. To the fullest extent permitted by law, no benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment or charge; and any action by way of anticipation, alienation, selling, transferring, assigning, pledging, encumbering, garnisheeing or charging the same shall be void and of no effect; and no such benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefits payable with respect to a Participant pursuant to a domestic relations order unless such order is determined by the Committee to be a qualified domestic relations order as then defined in Section 414(p) of the Code. A domestic relations order entered before January 1, 1989 (or January 1, 1985 in the case of an order that relates to a Participant's interest in his Retirement Plan Subaccount) shall not be treated as a qualified domestic relations order. Subject to any applicable provisions of law to the contrary, if any Participant or if any beneficiary under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, permit to be garnished or charge any benefits to which he may be or become entitled under the Plan, all rights of that Participant or of that beneficiary to such benefits shall, in the sole discretion of the Committee, then cease and terminate. In such event, the Committee shall instruct the Trustee to hold or apply the benefit or any part thereof to or for that Participant or for that beneficiary, Spouse, children or other dependents, or any of them, in such manner and in such proportions as the Committee shall in its sole discretion determine. Subject to any applicable provisions of law to the contrary, it is declared to be the express purpose and intention of the Plan that payments hereunder shall be made only at the times, in the amounts and to the payees as specified in the Plan regardless of any marital dissolution, bankruptcy or other legal proceedings to which such payees may be a party.

     18.8. NON-DIVERSION. Notwithstanding anything contained in the Plan or in the separate Trust Agreement to the contrary, as now expressed or hereafter amended, it shall be impossible for any part of the Trust Fund to be used for, or diverted to, any purpose not for the exclusive benefit of Participants or, if deceased, of their designated beneficiaries at any time, either by the operation, amendment, revocation or termination of the Plan; and no part of the Trust Fund shall be paid, distributed or made available to the Employers at any time, except as expressly provided in the Plan and then permitted under ERISA and under the Code.

     18.9. EXTRA-ORDINARY EXPENSES. To the fullest extent then permitted under the Code and under ERISA, any extra-ordinary expenses, including but not limited to Trustee's fees and attorney's fees, incurred by the Plan as the direct result of a benefit dispute, domestic relations order, bankruptcy or other legal proceedings involving a Participant's benefits under the Plan shall be set off from any benefit payments otherwise due with respect to that Participant in such manner as the Committee deems appropriate to protect the interests of the other Plan Participants and their Spouses or other beneficiaries.

     18.10. REHIRE AFTER MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                                ARTICLE XIX

                     AMENDMENT, TERMINATION OR MERGER



     19.1. RIGHT TO AMEND OR TERMINATE. The Company, by action of its general partner, reserves the right to alter, amend, modify, revoke or terminate, in whole or in part, the Plan or to reduce, suspend or completely  discontinue  contributions  hereunder  by  executing  a written instrument evidencing such action and filing a copy thereof with the Trustee; PROVIDED, HOWEVER, that the general partner of the Company may delegate such authority to the Committee or such other persons or persons as it may determine; PROVIDED, FURTHER, that if the Plan is terminated, in whole or in part, the Committee shall cause the Trustee to segregate the assets in the Trust Fund allocable to the Participants directly affected by the partial or total termination or other action in the manner specified in
Section 19.2. The Committee shall then provide for the distribution of such assets in accordance with the provisions of Section 19.2. Notwithstanding the foregoing, no such alteration, amendment, modification, revocation or termination, in whole or in part, of the Plan shall:

          (a) cause any part of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants or other persons entitled to the benefits under the Plan except as expressly provided in the Plan and then permitted under ERISA and under the Code;

          (b) retroactively affect adversely the rights of any Participant or his beneficiary to any benefits under the Plan, unless such amendment is determined to be necessary or desirable to comply with ERISA or with the Code;

          (c) adversely affect the rights of any Participant whose employment with the Employers has terminated, unless the effective date of such amendment coincides with or precedes the date on which the employment of that Participant by the Employers was terminated;

          (d) change the vesting schedule in Section 8.2 or in Section 20.4 unless each Participant whose Period of Service was at least three (3) years as of the effective date of such amendment is permitted to elect, within sixty (60) calendar days after he is notified in writing by the Committee of his rights under this subsection, to have his vested interest determined without regard to such amendment;

          (e) decrease a Participant Account balance or eliminate an optional form of distribution; or

          (f) decrease the rate of Employer contributions on behalf of a Participant solely as the result of attainment of any age.

     A certified copy of the resolution of the Company's board of directors (or their delegate) making such amendment or terminating the Plan shall be delivered to the Trustee, the Plan shall be amended in the manner (and effective as of the date) set forth in such resolution, and the Employers, Employees, Participants, beneficiaries, Trustee, Committee and all others having any interest under the Plan shall be bound thereby.

     19.2. DISTRIBUTION UPON TERMINATION. In the event of the termination, in whole or in part, of the Plan without the establishment of a successor plan or in the event of the permanent discontinuance of contributions to the Plan, the Committee shall direct the Trustee to value the assets in the Trust Fund as of the date of such partial or total termination or permanent discontinuance. That portion of the assets in the Trust Fund attributable to the Participants directly affected by the partial or total termination or permanent discontinuance (except such part thereof as is used for the payment of expenses) shall become nonforfeitable and fully vested and shall be distributed as though all Participants directly affected by the partial or total termination or permanent discontinuance had retired on the date of such partial or total termination or permanent discontinuance; PROVIDED, HOWEVER, that the written consent of the Participant and his Spouse shall be required if the distributable Participant Account balance then exceeds three thousand five hundred dollars ($3,500); PROVIDED, FURTHER, that the Trust Fund shall not be terminated if distribution of Before-Tax Contributions is then precluded under the provisions of the Code or of ERISA because of the maintenance or adoption of a successor plan. That portion of the assets in the Trust Fund attributable to the Participants directly affected by the partial or total termination or permanent discontinuance shall be that fractional share of the assets (determined as of the date of the partial or total termination or permanent discontinuance) which is expressed by a fraction, the numerator of which is the aggregate present value of the Participant Accounts of all Participants directly affected by the partial or total termination or permanent discontinuance and the denominator of which is the aggregate present value of the Participant Accounts of all Participants, both present values and all Participant Account values to be determined as of the date of the partial or total termination or permanent discontinuance.

     19.3. PLAN MERGER OR CONSOLIDATION. The Company expressly reserves the right in its sole discretion, by action of its general partner, to merge or to consolidate the Plan with, or to transfer the assets or liabilities of the Plan to, any other similar tax qualified retirement plan at any time, except that no such merger, consolidation or transfer shall be authorized unless each Participant in the Plan would receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferred plan then terminated) equal to or greater than the benefit to which he would have been entitled immediately before the merger, consolidation or transfer (if the Plan then terminated). A certified copy of the action taken by the Company's general partner shall be delivered to the Trustee, and the Plan shall be merged or consolidated as of the date specified in such action.

                                ARTICLE XX

                           TEFRA TOP-HEAVY RULES



     20.1. APPLICATION. The rules set forth in this Article XX shall be applicable with respect to any Plan Year in which the Plan is determined to be a Top-Heavy Plan; PROVIDED, HOWEVER, that the provisions of this Article XX shall be applied only to the extent necessary to comply with Section 416 of the Code and in a manner consistent with all requirements then imposed under Section 416 of the Code.

     20.2. DETERMINATION. The Plan shall be considered a Top-Heavy Plan with respect to any Plan Year if as of the last calendar day of the immediately preceding Plan Year or, if the determination is to be made for the Plan's initial Plan Year, the last calendar day of the initial Plan Year (the "determination date"):

          (a) the present value of the accrued benefits of key employees (as such term is defined below) exceeds sixty percent (60%) of the present value of the accrued benefits of all Plan Participants
     (excluding former key employees (as such term is defined below)); PROVIDED, HOWEVER, that the accrued benefits of any Participant who has not performed any services for the Group during a five (5) year period ending on the determination date (as such term is defined above) shall be disregarded; or

          (b) the Plan is part of a required aggregation group (as such term is defined below) and the required aggregation group is top-heavy;

PROVIDED, HOWEVER, that the Plan shall not be considered a Top-Heavy Plan with respect to any Plan Year in which the Plan is part of a required or permissive aggregation group (as such term is defined below) which is not top-heavy. For purposes of this Article XX, the term "key employee" shall include for any Plan Year any Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

          (c) an officer of a member of the Group whose Section 415 Compensation from the Group is greater than fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code in effect for the calendar year in which the determination date (as such term is defined above) falls;

          (d) one (1) of the ten (10) Employees owning (or then considered as owning within the meaning of Section 318 of the Code) the largest interest in any member of the Group, whose ownership interest is at least one half of one percent (0.5%) and whose Section 415 Compensation from the Group is equal to or greater than the maximum dollar limitation under Section 415(c)(1)(A) of the Code in effect for the calendar year in which the determination date (as such term is defined above) falls; PROVIDED, HOWEVER, that if two (2) Employees have the same ownership interest, the Employee whose Section 415 Compensation from the Group is greater shall be treated as having a larger ownership interest;

          (e) a five percent (5%) owner (determined without regard to Sections 414(b), (c), (m) and (o) of the Code) of any member of the Group; or

          (f) a one percent (1%) owner (determined without regard to Sections 414(b), (c), (m) and (o) of the Code) of any member of the Group whose Section 415 Compensation from the Group is in excess of one hundred and fifty thousand dollars ($150,000);

PROVIDED, HOWEVER, that the beneficiary of any deceased Employee or of any deceased former Employee who was included as a key employee by reason of this Section shall also be included as a key employee; PROVIDED, FURTHER, that an Employee or former Employee shall only be included as a key employee to the extent then required by Section 416(i) of the Code. For purposes of this Section 20.2, the term "required aggregation group" shall include:

          (g) all tax qualified retirement plans maintained by the Group in which a key employee (as such term is defined above) is a participant; PROVIDED, HOWEVER, that the term "required aggregation group" shall also include all tax qualified retirement plans previously maintained by the Group but terminated within the five (5) year period ending on the determination date (as such term is defined above) in which a key employee (as such term is defined above) was a participant; and

          (h) any other tax qualified retirement plans maintained by the Group (including plans terminated within the last five (5) years) which enable any tax qualified retirement plan described in Subsection
     (g) above to meet the requirements of Section 401(a)(4) or of Section 410 of the Code.

     For purposes of this Section 20.2, the term "permissive aggregation group" shall include all tax qualified retirement plans (including plans terminated within the last five (5) years) that are part of a required aggregation group (as such term is defined above) and any other tax qualified retirement plan or plans (including plans terminated within the last five (5) years) maintained by the Group if such group will continue to meet the requirements of Section 401(a)(4) and of Section 410 of the Code. Solely for the purpose of determining if the Plan or any other tax qualified retirement plan included in a required aggregation group of which the Plan is a part is Top-Heavy (within the meaning of Section 416(g) of the Code), the Accrued Benefit of any Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under:

          (i) the method, if any, that uniformly applies for accrual purposes under all tax qualified defined benefit pension plans maintained by the Group; or

          (j) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate then permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

     20.3. ACCRUED BENEFITS. For purposes of this Article XX, accrued benefits with respect to any Plan Year shall be determined as of the determination date (as such term is defined in Section 20.2) for that Plan Year based on the Participant Account balances as of the most recent Valuation Date within a consecutive twelve (12) month period ending on such determination date; PROVIDED, HOWEVER, that such Participant Account balances shall be adjusted to the extent then required by Section 416 of the Code to increase the Participant Account balances by the amount of any Employer contributions and of any rollovers (other than rollovers initiated by a Participant from any tax qualified retirement plan maintained by an unrelated employer) made and allocated after the Valuation Date but on or before such determination date and by any distributions to a Participant before the most recent Valuation Date during that Plan Year and the four
(4) preceding Plan Years to the extent then required by Section 416(g) of the Code and to reduce the Participant Account balances by any rollovers made on or before the Valuation Date which are initiated by a Participant from any tax qualified retirement plan maintained by an unrelated employer.

     20.4. VESTING PROVISIONS. Notwithstanding the provisions of Section 8.2, with respect to any Plan Year in which the Plan is determined to be a Top-Heavy Plan, a Participant's vested percentage in his Company Matched Contributions Subaccount and his Profit-Sharing Contributions Subaccount shall not be less than the percentage determined in accordance with the following table:


     PERIOD OF SERVICE                VESTED PERCENTAGE

     less than two (2) years          zero percent (0%)

     at least two (2) years,
     but less than three (3)
     years                            twenty percent (20%)

     at least three (3) years,
     but less than four (4)
     years                            forty percent (40%)

     at least four (4) years,
     but less than five (5)
     years                            sixty percent (60%)

     at least five (5) years,
     but less than six (6)
     years                            eighty percent (80%)

     six (6) years or more            one hundred percent (100%)


PROVIDED,   HOWEVER,  that  if  the  Plan  becomes  a  Top-Heavy  Plan  and subsequently ceases to be such:

          (a) except as otherwise provided in Section 19.1(d), the minimum vesting percentage shown above shall continue to apply, but only with respect to those Participants whose Period of Service was at least three (3) years as of the last calendar day of the final Top-Heavy Plan Year;

          (b) the minimum vesting percentage shown above shall continue to apply, but only with respect to the accrued benefits of all other Participants as of the last calendar day of the final Top-Heavy Plan Year; and

          (c) the vesting schedule in Section 8.2 shall apply to any accrued benefits of the Participants described in Subsection (b) above which accrue after the last calendar day of the final Top-Heavy Plan Year.

     20.5. MINIMUM CONTRIBUTION. The minimum amount of Employer contributions, including contributions made pursuant to Section 5.1, and forfeitures, if then applicable, to be allocated to the Participant Account of any Employee who is, or who is eligible to be, a Participant and who had not separated from service with the Group as of the last calendar day of the Plan Year (regardless of the number of Hours of Service completed by each such individual) and who is not a key employee (as such term is defined in Section 20.2), including any Employer contributions and forfeitures, if applicable, allocated to that individual under any other tax qualified defined contribution plans maintained by the Group, in any Plan Year during which the Plan is a Top-Heavy Plan shall not be less than three percent (3%) of that individual's Section 415 Compensation in that Plan Year; PROVIDED, HOWEVER, that the percentage of Section 415 Compensation allocated to the Participant Account of any individual who is not a key employee (as such term is defined in Section 20.2) under this Section with respect to such Plan Year shall not exceed the highest percentage of Section 415 Compensation allocated to the Participant Account of any Participant who is a key employee (as such term is defined in Section 20.2) in that Plan Year.

     20.6. CODE SECTION 415 LIMITATIONS. With respect to any Plan Year in which the Plan is a Top-Heavy Plan, Section 2.14 and Section 2.15 shall be read by substituting the number one (1.00) for the number one and twenty-five one hundredths (1.25) wherever it appears therein.

                                ARTICLE XXI

                 TRANSFER OF ASSETS TO OR FROM OTHER PLANS



     21.1. APPLICATION. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     21.2. DEFINITIONS. For purposes of this Article, the following terms shall have the following respective meanings:

          (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution; PROVIDED, HOWEVER, in the case of an Eligible Rollover Distribution to a surviving Spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity.

          (c) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, shall be Distributees with regard to the interest of the Spouse or former Spouse.

          (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     21.3. DIRECT TRANSFERS FROM OTHER PLANS. The Committee may, in its sole discretion, direct the Trustee to accept on behalf of any Employee (regardless of whether he is a Participant) a direct transfer of that Employee's entire interest in another retirement plan and trust that is qualified under Sections 401(a) and 501(a) of the Code and that is sponsored and maintained by a member of the Group or, to the extent permitted under rules adopted by the Committee, in any other retirement plan and trust that is qualified under Sections 401(a) and 501(a) of the Code; PROVIDED, HOWEVER, that:

          (a) that Employee was not at any time, an owner-employee under the other qualified retirement plan and trust within the meaning of
     Section 401(c)(1) of the Code;

          (b) no portion of the amount transferred from the other qualified retirement plan and trust is attributable to contributions made on behalf of that Employee while he was a key employee in a top heavy plan within the meaning of Section 416 of the Code;

          (c) no portion of the amount transferred from the other qualified retirement plan and trust is attributable to any prior transfers or rollovers that were made by or on behalf of that Employee to that plan;

          (d) no portion of the amount transferred from the other qualified retirement plan and trust is attributable to qualified voluntary employee contributions made by that Employee to that plan within the meaning of Section 219(e)(2) of the Code;

          (e) the amount transferred from the other qualified retirement plan and trust constitutes that Employee's entire interest in that plan other than amounts excluded pursuant to Subsection (d) above;

          (f) the trustee of the other qualified retirement plan and trust provides information satisfactory to the Trustee and to the Committee with respect to that portion of the amount transferred, if any, that represents contributions made by that Employee to that plan that were not deductible for federal income tax purposes; that portion of the amount transferred, if any, that represents contributions made by that Employee to that plan that were deductible for federal income tax purposes; and that portion of the amount transferred, if any, that represents that Employee's allocable share of any forfeitures and employer contributions under that plan; and

          (g) no portion of the amount transferred is required to be distributed under Section 401(a)(9) of the Code.

     To the extent required by Section 411(d)(6) of the Code, no early retirement benefit, retirement-type subsidy or optional form of benefit shall be eliminated with respect to an Employee's interest in another retirement plan and trust that is directly transferred to this Plan.

     21.4. ROLLOVER TRANSFERS. The Committee may, in its sole discretion, direct the Trustee to accept from any Employee (regardless of whether he is a Participant) a rollover type of distribution that Employee received from another plan and trust that is qualified under Sections 401(a) and 501(a) of the Code; PROVIDED, HOWEVER, that:

          (a) that Employee was not an owner-employee under the other qualified retirement plan and trust within the meaning of Section 401(c)(1) of the Code;

          (b) no portion of the distribution from the other qualified retirement plan and trust is attributable to contributions made on behalf of that Employee while he was a key employee in a top heavy plan within the meaning of Section 416 of the Code;

          (c) the rollover is made to the Plan by that Employee no later than the sixtieth (60th) calendar day after distribution was made to that Employee from the other qualified retirement plan and trust;

          (d) the distribution is an "eligible rollover distribution" as defined in Section 402(c)(4) of the Code that is excludible from income under Section 402(c)(1) of the Code;

          (e) the amount rolled over to the Plan does not include any amounts contributed by that Employee to the other qualified retirement plan and trust; and

          (f) no portion of the amount rolled over is required to be distributed under Section 401(a)(9) of the Code.

     Such a rollover transfer may also be made through an individual retirement account qualified under Section 408 of the Code where that individual retirement account was used as conduit from the prior plan, the transfer is made in accordance with the rules provided at Subsections (a) through (f) above and the transfer does not include any personal contributions or earnings thereon which that Participant may have made to that individual retirement account.

     21.5. RULES WITH RESPECT TO PLAN-TO-PLAN TRANSFERS AND ROLLOVERS. Amounts received by the Trustee in accordance with Sections 21.3 or 21.4 shall be maintained and administered subject to all the provisions of the Plan; PROVIDED, HOWEVER, that:

          (a) such amounts shall be fully vested and nonforfeitable at all times;

          (b) such amounts shall be invested in one of the investment funds maintained pursuant to Section 2.41 in accordance with the investment election made by the Participant as of the date the transfer (rollover) is made or as subsequently changed in accordance with Sections 6.2 and 6.3; and

          (c) such amounts shall be subject to distribution in accordance with Article XIV.
                               ARTICLE XXII

                     PARTICIPATION IN PLAN BY PARENT,
                        SUBSIDIARIES OR AFFILIATES

     22.1. ADDITIONAL PARTICIPATION. Any subsidiary or affiliate of the Company may, with the consent of the Committee, become a party to the Plan by adopting the Plan for its Employees. Upon the filing with the Trustee of documents evidencing the adoption of the Plan for its Employees and a written instrument showing the consent of the Committee to participation by such subsidiary or affiliate, it shall thereupon be included in the Plan as an Employer and shall be bound by all the terms hereof as they relate to its Employees. Any contributions provided for in the Plan and made by such an Employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement. Each Subsidiary or affiliate that adopts this Plan shall be listed on EXHIBIT A, which is attached hereto.

     22.2. CESSATION OF PARTICIPATION. If an organization that has become an Employer pursuant to the provisions of Section 22.1 shall cease to be a subsidiary or affiliate of the Company, such organization shall taken be deemed to have withdrawn from the Plan. In addition, any Employer may voluntarily withdraw from the Plan by giving six (6) months' prior notice in writing of intention to withdraw to the Committee (unless a shorter notice shall be agreed to by the Committee).

     Upon any such withdrawal by any such Employer, the Committee shall determine that portion of the Trust Fund properly allocable to the Participants or, if deceased, their spouses or other designated beneficiaries (or estates) thereby affected, consistent with the provisions of ERISA and of the Code. Subject to the provisions of ERISA and of the Code, the Committee shall then instruct the Trustee to set aside from the Trust Fund such securities and other property as it shall, with the approval of the Committee, deem to be equal in value to the portion of the Trust Fund so allocable to the withdrawing Employer. The Committee shall direct the Trustee, in the sole discretion of the Committee but subject to the provisions of ERISA and of the Code, either:

          (a) to hold such assets so set aside and to apply the same for the exclusive benefit of the Participants or, if deceased, their spouses or other designated beneficiaries (or estates) so affected on the same basis as if the Trust Fund had been terminated pursuant to
     Section 19.2 upon the date of such withdrawal, or

          (b) to deliver such assets to trustees to be selected by such withdrawing Employer.

     IN WITNESS WHEREOF, Simon Property Group, L.P. has caused this amended and restated Plan to be executed as of the date indicated below to be effective as of April 1, 1997 except as otherwise provided herein.


                                   SIMON PROPERTY GROUP, L.P.


                                   By

Date                                  Its

                                 EXHIBIT A



Participating  Employers  in the Simon Property Group and Adopting ENTITIES
MATCHING                            SAVINGS                            PLAN


M.S. MANAGEMENT ASSOCIATES (INDIANA), INC.

M.S. MANAGEMENT ASSOCIATES, INC.

SIMON MOA MANAGEMENT COMPANY, INC.

SIMON PROPERTY GROUP
 ADMINISTRATIVE SERVICES PARTNERSHIP, L.P.

GOLDEN RING MALL COMPANY LIMITED PARTNERSHIP

CHARLES MALL COMPANY LIMITED PARTNERSHIP

FORESTVILLE ASSOCIATES

SIMON PROPERTY GROUP (TEXAS), L.P.

SIMON PROPERTY GROUP (ILLINOIS), L.P.

NORTHWOODS DEVELOPMENT COMPANY

DEBARTOLO PROPERTIES MANAGEMENT, INC. (effective April 1, 1997)

JEFFERSON VALLEY MALL LIMITED PARTNERSHIP (effective April 1, 1997)

EAST TOWNE MALL COMPANY LIMITED PARTNERSHIP (effective April 1, 1997)

PENN ROSS JOINT VENTURE (effective April 1, 1997)